AMENDED AND RESTATED ACQUISITION AGREEMENT 1

                                 BY AND AMONG

                              BRL HOLDINGS, INC.

                                     AND

                           Element 21 Golf Company

                       Dated as of September 19th, 2002


                     AGREEMENT AND PLAN OF REORGANIZATION

This ACQUISITION AGREEMENT is made and entered into as of September 19th, 2002, among BRL HOLDINGS, Inc, a Delaware corporation ("HOLDINGS")AND Element 21 Golf Company, a Delaware corporation ("ELEMENT 21"), and the shareholders and option holders of ELEMENT 21, listed in Schedule A, which is attached hereto and made a part hereof (collectively "ELEMENT 21 SHAREHOLDERS").

                                   RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law (as defined herein), HOLDINGS intends to acquire all of the outstanding Common Stock of ELEMENT 21 and exchange all outstanding options of Element 21 to acquire shares of Common Stock of Element 21 for like options of Holdings to acquire shares of Common Stock of Holdings.

B. The Board of Directors of ELEMENT 21 and HOLDINGS have each: (i) determined that the intended acquisition of ELEMENT 21 by HOLDINGS is consistent with and in furtherance of the respective long-term business strategy of their companies; and fair to, and in the best interests of, their companies; and (ii) approved this Acquisition Agreement(hereinafter "Agreement")and other transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

     The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

1.1 "Acquisition" means the acquisition of all of the outstanding fully diluted Common Stock of ELEMENT 21 by HOLDINGS including the exchange of certain outstanding unexercised options granted by Element 21 to certain ELEMENT 21 consultants for like options of Holdings.

1.2 "Affiliate" means, with respect to any Person, any family member and any other Person controlling, controlled by or under common control with such Person.

1.3 "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement. The Closing shall be held on the date and at the location specified in Section 2.2.

1.4 "Closing Date" means the date on which the Closing actually occurs pursuant to Section 2.2.

1.5   "Code" means the Internal Revenue Code of 1986, as amended.

1.6   "Consultant" means R.T. Robertson Consultants, Inc.

1.7   "Delaware Law" means the Delaware General Corporation Law.

1.8 "Disclosure Schedule" means the disclosure schedule executed by each party (referencing the appropriate section of paragraph numbers) that are delivered to the other parties on or prior to the date of this Agreement and as set forth in Schedules E and F to this Agreement.

1.9   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.10 "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied.

1.11 "Governmental Entity" means any federal or state court, administrative agency, commission, governmental or regulatory authority.

1.12 "HOLDINGS Common StockCommon Stock" means the shares of common stockCommon Stock of HOLDINGS and or the corresponding options to be received by the ELEMENT 21 SHAREHOLDERS, in exchange for 100% of their ELEMENT 21 shares or options.

1.13 "Knowledge" means, with respect to a party hereto or with respect to any matter in question, that any of the Chairman, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of such party, has actual knowledge after a reasonable review of such matter.

1.14 "Material Adverse Effect" when used in connection with an entity means any change, event, violation, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

1.15 "OTCBB" means the OTC Bulletin Board that is operated by the National Association of Securities Dealers but is separate from the NASDAQ stock market.

1.16 "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

1.17   "SEC" means the United States Securities and Exchange Commission.

1.18   "Securities Act" means the Securities Act of 1933, as amended.

1.19 "Tax Return" means any return, report or statement required to be filed with any governmental authority with respect to Taxes.

1.20 "Taxes" means all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

1.21   "Tech" means Tech Ventures, Inc., a Delaware corporation

                                  ARTICLE 2
                               THE ACQUISITION

2.1 The Acquisition. On the Closing Date and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, HOLDINGS shall acquire 100% of the outstanding Common Stock and assume (exchange) like options of Holdings for all outstanding options of ELEMENT 21. The complete list of ELEMENT 21's SHAREHOLDERS is set forth in Schedule A of the ELEMENT 21 Disclosure Schedule.

2.2 Closing Date. Subject to the provisions of this Agreement, the parties hereto shall cause the Acquisition to be consummated by exchanging all of the documents required by this Agreement to be exchanged. The Closing of the Acquisition shall take place at the New Hampshire offices of HOLDINGS, at a time and date to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article 7.

2.3 Effect of the Acquisition. At the Closing Date, the effect of the Acquisition shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Closing Date, 100% of the issued common stockCommon Stock of ELEMENT 21 shall vest in HOLDINGS and HOLDINGS shall have assumed (exchanged) 3,216,000 ELEMENT 21 options for like options of Holdings, such listed in Schedule A.

2.4   Articles of Incorporation; Bylaws.

     (a) At the Closing Date, the Certificate of Incorporation of HOLDINGS, as in effect immediately prior to the Closing Date, shall remain the Certificate of Incorporation of HOLDINGS until thereafter amended as provided by law and such Certificate of Incorporation.

     (b) At or before the Closing Date, HOLDINGS shall have authorized fifty (50,000,000) million shares of common stockCommon Stock and five million (5,000,000) shares of preferred stock.

     (c) The Bylaws of HOLDINGS, as in effect immediately prior to the Closing Date, shall be the Bylaws of HOLDINGS until thereafter amended.

2.5 Directors and Officers. Unless otherwise provided in consents or minutes of the Board of Directors of Holdings relative to the adoption, ratification and approval of this Agreement, the directors and officers of HOLDINGS shall be the directors and officers of HOLDINGS until the Closing. Unless otherwise provided in consents or minutes of the Board of Directors of Holdings, on the first practical date following the Closing Date, all of the directors and officers of HOLDINGS shall resign and shall be replaced by the officers and directors designated by ELEMENT 21.

2.6   Effect on Capital Stock.  At the Closing Date, by virtue of the
Acquisition:

     (a) Capital Stock of ELEMENT 21. One hundred (100%) percent of the issued and outstanding Common Stock of ELEMENT 21 will be transferred to HOLDINGS in a manner acceptable to HOLDINGS, in exchange for a maximum total of 24,452,210 shares of HOLDINGS Common Stock as defined in Section 1.12 (less any unexercised options outstanding, which shall be exchanged for like options to acquire Common Stock of Holdings. At the Closing, each issued and outstanding share of Common Stock of ELEMENT 21 shall be exchanged for one validly issued, fully paid and nonassessable share of HOLDINGS Common Stock. This shall be the total number of HOLDINGS Common Stock to be paid for 100% of the ELEMENT 21 Common Stock. Shares shall be reserved by HOLDINGS for any unexercised ELEMENT 21 options. At the Closing, other than 3,216,000 unexercised options, there shall be no other options, warrants or other agreements to purchase shares of ELEMENT 21 Common Stock outstanding. In the event that any ELEMENT 21 SHAREHOLDERS' certificates have been lost, stolen or destroyed, such ELEMENT 21 SHAREHOLDER will be entitled to receive a stock certificate representing HOLDINGS' Common Stock only after providing an affidavit of loss to HOLDINGS. At Closing, the maximum number of common shares of Element 21 shall be 24,452,210 shares issued (less 3,216,000 unexercised options), 50,000,000 common shares authorized, 5 million preferred shares with no preferred shares outstanding.

     (b) Capital Stock of HOLDINGS. Each share of the 2,716,900 HOLDINGS Common Stock issued and outstanding immediately prior to the Closing Date shall remain unchanged as a result of the Acquisition. At the Closing, the options to purchase 95,400 shares of Holdings common Common Stock shall remain outstanding. Except as set forth in this Section 2.6(b), at the Closing, there shall be no other options, warrants or other agreements or rights to purchase shares of HOLDINGS' capital stock outstanding and any other outstanding options, warrants or other agreements or rights to purchase shares of HOLDINGS' capital stock shall be cancelled or otherwise terminated.

2.7   Issuance of Certificates.

     (a) HOLDINGS to Provide Common Stock. On the Closing Date, HOLDINGS shall deliver to the ELEMENT 21 SHAREHOLDERS stock certificates in accordance with Section 2.6(a) totaling up to 24,452,210 shares of HOLDINGS Common Stock (less up to 3,216,000 unexercised options), in exchange for 100% of ELEMENT 21's issued and outstanding Common Stock; and shall exchange like options of Holdings for all outstanding options to acquire Element 21 Common Stock.

     (b) SHAREHOLDER Waiver. Each ELEMENT 21 SHAREHOLDER and Option Holder, as a condition of participating in the Acquisition, shall execute a ELEMENT 21 SHAREHOLDER Waiver in the form of Schedule B. This ELEMENT 21 SHAREHOLDER Waiver shall provide that all holders of shares issued, as a part of the Acquisition by HOLDINGS, shall forfeit any rights to receive stock dividends and distributions of any spin-off of shares of Advanced Conductor Technologies, Inc., AssureTec Systems, Inc. ("AssureTec"), Tech Ventures, Inc. ("Tech") and Biorelease Technologies, Inc. ("BTI") held by HOLDINGS on the Closing All Element 21 stockholders and option holders are considered "Shareholders" hereunder. This waiver shall not affect any other distributions of shares or cash other than those shares resulting directly from the referenced companies held by HOLDINGS.

2.8   [Intentionally Omitted]

2.89 Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest HOLDINGS with full right, title and possession to 100% of the Common Stock of ELEMENT 21, the management of ELEMENT 21 and HOLDINGS agree to take all such lawful and necessary further action.

                                  ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF ELEMENT 21

ELEMENT 21 represents and warrants to HOLDINGS, subject to such exceptions as are specifically disclosed in the ELEMENT 21 Disclosure Schedule (referencing the appropriate section and paragraph numbers) delivered by ELEMENT 21 to HOLDINGS on or prior to the date of this Agreement, as follows:

3.1 Organization and Qualification; Subsidiaries. ELEMENT 21 is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. At Closing, ELEMENT 21 will be in possession of all material franchises, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("ELEMENT 21 Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such ELEMENT 21 Approvals would not, individually or in the aggregate, have a Material Adverse Effect on ELEMENT 21. ELEMENT 21 is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on ELEMENT 21. ELEMENT 21 does not directly own any equity interest in, or any interest convertible or exchangeable or exercisable for, any equity interest in, any corporation, partnership, joint venture or other business, association or entity. ELEMENT 21 owns all of the assets and business set forth in Section 3.1 of the ELEMENT 21 Disclosure Schedule .

3.2 Articles of Incorporation and Bylaws. ELEMENT 21 has previously furnished to HOLDINGS a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. ELEMENT 21 is not in material violation of any of the provisions of its Certificate of Incorporation or Bylaws.

3.3 Authority Relative to This Agreement. ELEMENT 21 has all necessary corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS and the consummation by ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS and subject, to the ELEMENT 21 SHAREHOLDERS' approval no other corporate proceedings on the part of ELEMENT 21 or the ELEMENT 21 SHAREHOLDERS are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by ELEMENT 21 and each ELEMENT 21 SHAREHOLDER signing this Agreement, and, assuming the due authorization, execution and delivery by HOLDINGS, constitutes legal and binding obligations of ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS, enforceable against ELEMENT 21 and the ELEMENT 21 SHAREHOLDERS in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally and the application of principals of equity, including without limitation the principal that equitable remedies, such as the remedy of specific performance are subject to the discretion of the court before which any proceeding may therefore be brought.

3.4   No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by ELEMENT 21 does not, and the performance of this Agreement by ELEMENT 21 shall not, (i) conflict with or violate its Articles of Incorporation or Bylaws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ELEMENT 21 by which ELEMENT 21 is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair ELEMENT 21's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or material encumbrance on any of the properties or assets of ELEMENT 21 pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other similar instrument or similar obligation to which ELEMENT 21 is a party or by which its properties are bound or affected.

     (b) The execution and delivery of this Agreement by ELEMENT 21 does not, and the performance of this Agreement by ELEMENT 21 shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, the rules and regulations of the National Association of Securities Dealers ("NASD"), and
(B) where the failure to obtain such consents, ELEMENT 21 Approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Acquisition or otherwise prevent ELEMENT 21 from performing its obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ELEMENT 21 or the ELEMENT 21 SHAREHOLDERS.

3.5   Compliance; Permits.

     (a) ELEMENT 21 is not in material default or material violation of, (i) any law, rule, regulation, order, judgment or decree applicable to ELEMENT 21 or by which its properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other similar instrument or similar obligation to which ELEMENT 21 is a party or by which ELEMENT 21 or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ELEMENT 21. To the Knowledge of ELEMENT 21, no investigation or review by any governmental or regulatory body or authority is pending or threatened against ELEMENT 21, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ELEMENT 21.

     (b) ELEMENT 21 holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of ELEMENT 21 (collectively, the "ELEMENT 21 Permits"). ELEMENT 21 is in compliance in all material respects with the terms of the ELEMENT 21 Permits, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect on ELEMENT 21.

3.6   [Intentionally Omitted]

3.7 No Undisclosed Liabilities. To ELEMENT 21's Knowledge and except for the agreements referred to in Section 3.18 , ELEMENT 21 does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP (with the revenue recognition principles thereof) which are, individually or in the aggregate, material to the business, results of operations or financial condition of ELEMENT 21 taken as a whole, except (i) banking, accounting, legal and printing fees associated with the Acquisition, or (ii) liabilities incurred in the ordinary course of ELEMENT 21's business since its formation.

3.8   [Intentionally Omitted]

3.9 Absence of Litigation. There are no material claims, actions, suits or proceedings pending or, to the Knowledge of ELEMENT 21, threatened (or, to the Knowledge of ELEMENT 21, any governmental or regulatory investigation pending or threatened) against ELEMENT 21 as to which ELEMENT 21 has received any written notice or assertion, or any properties or rights of ELEMENT 21, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign; and there are no claims, actions, suits, proceedings or judgments against ELEMENT 21 which would affect ELEMENT 21's right and authority to effect the transactions contemplated hereby.

3.10 Employee Benefit Plans. Other than as provided in Section 3.10 of the ELEMENT 21 Disclosure Schedule, ELEMENT 21 is not a party to any oral or written (i) contract for the employment of any officer or employee that is not terminable on thirty (30) days (or less) notice, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; or (iii) collective bargaining agreement. Except as listed in Section 3.10 there are no employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3)of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that covers any active, former employee, director or consultant of ELEMENT 21, or with respect to which ELEMENT 21 has or may in the future have liability (the "ELEMENT 21 Plans"). ELEMENT 21 has provided to HOLDINGS: (i) correct and complete copies of all documents embodying each ELEMENT 21 Plan including without limitation all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such ELEMENT 21 Plan and any other information requested by HOLDINGS regarding the ELEMENT 21 Plan.

3.11 Labor Matters. There is no litigation pending or, to the Knowledge of ELEMENT 21, threatened, between ELEMENT 21 and any of its respective employees. As of the date of this Agreement, ELEMENT 21 is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by ELEMENT 21 nor to ELEMENT 21's Knowledge are there any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, ELEMENT 21 has no Knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of ELEMENT 21.

3.12 Ability to Transfer ELEMENT 21 Stock. To the Knowledge of ELEMENT 21, each ELEMENT 21 SHAREHOLDER is the sole owner of his or her ELEMENT 21 stock or options, and has the full power and authority to transfer his or her shares or options of ELEMENT 21 to HOLDINGS in accordance with this Agreement. Upon the transfer by ELEMENT 21 SHAREHOLDERS of all their Common Stock or options of ELEMENT 21 to HOLDINGS, HOLDINGS shall be the owner 100% of such ELEMENT 21 Common Stock or options free and clear of any and all material claims, liens and encumbrances of any kind or nature whatsoever.

3.13 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon ELEMENT 21 which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of ELEMENT 21, any acquisition of property by ELEMENT 21 or the conduct of business by ELEMENT 21 as currently conducted.

3.14 Title to Property. ELEMENT 21 owns the plans and designs for its products free and clear of all liens, charges and encumbrances except liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the license affected thereby; and all material licenses which ELEMENT 21 holds and which are required for the operation of its business are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such licenses, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which ELEMENT 21 has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of ELEMENT 21, are in good operating condition and repair, in all material respects.

3.15 Taxes. Prior to the Closing Date, ELEMENT 21 will have timely filed all Tax Returns (if any) required to be filed by it (other than those that are not, individually or in the aggregate, material), have paid all Taxes shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition,
(i) no material claim for unpaid Taxes that are currently, or will be prior to the Closing Date, due and payable has become a lien against the property of ELEMENT 21 or is being asserted against ELEMENT 21, (ii) no audit of any material Tax Return of ELEMENT 21 is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by ELEMENT 21 or any of its subsidiaries and is currently in effect and (iv) there is no agreement, contract or arrangement to which ELEMENT 21 is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code.

3.16 Environmental Matters. To the Knowledge of ELEMENT 21, ELEMENT 21 (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of ELEMENT 21 and required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by ELEMENT 21 (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved there under; (iii) as of the date hereof, has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from ELEMENT 21's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by ELEMENT 21 (or any of its respective agents) thereunder.

3.17 Intangible Assets. Section 3.17 of the ELEMENT 21 Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by ELEMENT 21 in its business as presently conducted. To ELEMENT 21's Knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. ELEMENT 21 has not received any notice of any claim of infringement. Except as disclosed in Section 3.17 of the ELEMENT 21 Disclosure Schedule, there are no agreements, contracts or obligations under which ELEMENT 21 is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of ELEMENT 21 are in such form and of such quality that, following the Closing, ELEMENT 21 will be able to continue to sell the products heretofore provided by ELEMENT 21.

3.18 Agreements, Contracts and Commitments. Except for the Technology Transfer Agreement between ELEMENT 21 and Nataliya Hearn, its President attached at Schedule C hereto or as set forth in Section 3.18 of the ELEMENT 21 Disclosure Schedule, ELEMENT 21 is not a party to and is not bound by:

     (a) any employment or consulting agreement, contract or commitment with any officer or member of ELEMENT 21's Board of Directors, other than those that are terminable by ELEMENT 21 on no more than thirty (30) days notice and which do so with no express (whether by contract or by policy) liability or financial obligation to ELEMENT 21;

     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of ELEMENT 21 to engage in any line of business or to compete with any Person; or

     (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by ELEMENT 21 after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which ELEMENT 21 has any material ownership interest in any corporation, partnership, joint venture or other business enterprise.

ELEMENT 21 is not and, to ELEMENT 21's Knowledge, no other party to a ELEMENT 21 Contract (as defined below), is in material breach, violation or default under, and ELEMENT 21 has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which ELEMENT 21 is a party or by which it is bound that are required to be disclosed in Section 3.18 of the ELEMENT 21 Disclosure Schedule pursuant to this Section 3.18 hereof (any such agreement, contract or commitment, a "ELEMENT 21 Contract") in such a manner as would permit any other party to cancel or terminate any such ELEMENT 21 Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

3.19 Insurance. ELEMENT 21 maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of ELEMENT 21 which are of the type and in amounts customarily carried by Persons conducting businesses similar to those of ELEMENT 21.

3.20 Directors and Officers. Section 3.20 of the ELEMENT 21 Disclosure Schedule contains a complete list of the current Board of Directors and executive officers, and the management of ELEMENT 21.

3.21 Record Books. The record books of ELEMENT 21 are in good order, complete, accurate and up to date.

3.22 Related Party Transactions. Except as set forth in Section 3.22 of the ELEMENT 21 Disclosure Schedule, neither any officer nor any director or employee of ELEMENT 21 has any direct interest in any competitor, supplier, or customer of ELEMENT 21 or in any Person from whom or to whom ELEMENT 21 leases any real or personal property, or in any other Person with whom ELEMENT 21 is doing business.

3.23 Lack of Disputes. There is currently no material and adverse dispute, pending or, to the Knowledge of ELEMENT 21, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of ELEMENT 21 in an amount in excess of $50,000.

3.24 Board Approval. The Board of Directors of ELEMENT 21 has, as of the date of this Agreement (i) approved this Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Acquisition is in the best interests of the stockholders of ELEMENT 21 and is on terms that are fair to such stockholders and (iii) recommended that ELEMENT 21 approve this Agreement and the Acquisition.

3.25  Intentionally deleted


                                  ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF HOLDINGS

HOLDINGS represents and warrant to ELEMENT 21, subject to such exceptions as specifically disclosed in the HOLDINGS Disclosure Schedule (referencing the appropriate section and paragraph number) delivered by HOLDINGS to ELEMENT 21 on or prior to the date of this Agreement, as follows:

4.1 Organization and Qualification; Subsidiaries. Each of HOLDINGS and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of HOLDINGS and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("HOLDINGS Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such HOLDINGS Approvals would not, individually or in the aggregate, have a Material Adverse Effect on HOLDINGS. Each of HOLDINGS and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on HOLDINGS. HOLDINGS does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity. Tech is the only subsidiary of HOLDINGS. All of the outstanding shares of capital stock of the subsidiary of HOLDINGS has been validly issued and are fully paid and nonassessable and are owned free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

4.2 Certificate of Incorporation and Bylaws. HOLDINGS has previously furnished to ELEMENT 21 a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of each subsidiary are in full force and effect. HOLDINGS is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

4.3 Capitalization. The authorized capital stock of HOLDINGS consists of 50,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of Preferred Stock, par value $0.10 per share. At the close of business on June 30, 2002, (i) HOLDINGS shares of Common Stock issued and outstanding were 2,716,900 shares (after exchange of shares earlier issued to acquire AssureTec Systems for a like number of AssureTec shares), all of which are validly issued, fully paid and non-assessable, (ii) 95,400 shares of common Common Stock were reserved for issuance upon the exercise of outstanding options (after exchange of options earlier issued to acquire AssureTec Systems for a like number of AssureTec options) ("HOLDINGS Options") to purchase HOLDINGS Common Stock; provided, however, that except as set forth in Section 2.6(b)representing these 95,400 option shares, any and all options to purchase capital stock of HOLDINGS shall be cancelled prior to the Closing. All of the outstanding shares of HOLDINGS' capital stock are, and all shares which may be issued pursuant to this Agreement will be, duly authorized, validly issued and fully paid and non-assessable and are not subject to preemptive rights and were issued in compliance with state and federal securities laws. None of the preferred stock has been issued and none is outstanding. All shares of HOLDINGS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of HOLDINGS Common Stock to be issued pursuant to this Agreement will be, duly authorized, validly issued, fully paid and non-assessable. Except for the proposed dividends to stockholders; 1) one share of the Company's common Common Stock for each one share owned, 2) two shares of Tech for each one share of the Company's Common Stock owned and 3) one share of Advanced Conductor Technologies, Inc., a Delaware corporation ("Advanced Conductor Technologies"), for each share Company's Common Stock each one share owned, no change in such capitalization has occurred except for the exchange of HOLDINGS shares of Common Stock and for a like number of restricted shares in AssureTec Systems, Inc. and the exchange of HOLDINGS Options for a like number of AssureTec options. Except as set forth in this Section 4.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, puts, calls, contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of HOLDINGS or obligating HOLDINGS to issue or sell any shares of capital stock of, or other equity interests in, HOLDINGS. There are no obligations, contingent or otherwise, of HOLDINGS to repurchase, redeem or otherwise acquire any shares of HOLDINGS Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. HOLDINGS is not a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, antidilutive rights with respect to, any securities of HOLDINGS. The HOLDINGS Options are to enjoy the same benefits as to the spin-offs as are the HOLDINGS Common Stockholders.

4.4 Authority Relative to This Agreement. HOLDINGS has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by HOLDINGS and the consummation by HOLDINGS of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of HOLDINGS and no other corporate proceedings on the part of HOLDINGS are necessary to authorize this Agreement, or to consummate the transactions so contemplated. The execution and delivery of this Agreement by HOLDINGS and the consummation by HOLDINGS of the transactions contemplated hereby do not require the approval of the stockholders of Holdings. This Agreement has been duly and validly executed and delivered by HOLDINGS and, assuming the due authorization, execution and delivery by ELEMENT 21, constitutes legal and binding obligations of HOLDINGS, enforceable against HOLDINGS in accordance with their respective terms.

4.5   No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by HOLDINGS does not, and the performance of this Agreement by HOLDINGS shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of HOLDINGS or any subsidiary, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to HOLDINGS or any subsidiary or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair HOLDINGS' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of HOLDINGS pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HOLDINGS or any subsidiary is a party or by which HOLDINGS or any subsidiary or any of their respective properties are bound or affected.

     (b) The execution and delivery of this Agreement by HOLDINGS does not, and the performance of this Agreement by HOLDINGS shall not, require any consent, notice, report, order, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, the rules and regulations of the NASD (ii) where the failure to obtain such consents, HOLDINGS Approvals, authorizations or permits, or to make such filings or notifications (a) would not prevent the consummation of the Acquisition or otherwise prevent HOLDINGS from performing its obligations under this Agreement, or (b) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOLDINGS.

4.6   Compliance; Permits.

     (a)   HOLDINGS is not in conflict with, or in default or violation of,
(i) any law, rule, regulation, order, judgment or decree applicable to HOLDINGS or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HOLDINGS is a party or by which HOLDINGS or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HOLDINGS. To the Knowledge of HOLDINGS, no investigation or review by any governmental or regulatory body or authority is pending or threatened against HOLDINGS, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HOLDINGS.

     (b) HOLDINGS holds all permits, licenses, variances, exemptions, certifications, qualifications, requirements, registrations, orders and approvals from governmental authorities which are material to operation of the business of HOLDINGS (collectively, the "HOLDINGS Permits"). HOLDINGS is in compliance in all respects with the terms of the HOLDINGS Permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect on HOLDINGS and all HOLDINGS Permits are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such HOLDINGS Permits and HOLDINGS is in compliance with all obligations, instructions or requirements thereof. HOLDINGS has never been the subject of an Occupational and Safety Health Administration (or similar agency) inspection or found by any agency to be in violation of any occupational safety or health law. HOLDINGS has never been the subject of an inspection or inquiry regarding violations or alleged violations of any law by the Environmental Protection Agency, Federal Trade Commission, Food & Drug Administration, or similar federal, state, or local agency, and has not been found (or the subject of an allegation) by such agency to be in violation of any law. HOLDINGS has never been a party to any illegal or improper payments.

4.7   Financial Statements; SEC Reports.

     (a) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the HOLDINGS financial statements was prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition provisions thereof) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-K of the Exchange Act) and each fairly presents the consolidated financial position of HOLDINGS and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

     (b) At the date hereof, HOLDINGS has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2000, (the "HOLDINGS SEC Documents"). As of their respective dates, the HOLDINGS SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such HOLDINGS SEC Documents, and none of the HOLDINGS SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HOLDINGS included in the HOLDINGS SEC Documents comply as to form and substance, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

     (c) The unaudited consolidated financial statements of HOLDINGS for the nine (9) months ended March 31, 2002, which are included in the HOLDINGS SEC Documents, have previously been made available to the Company. The Financial Statements comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

4.8 No Undisclosed Liabilities. HOLDINGS does not have any direct or indirect liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition principles thereof) which are, individually or in the aggregate, material to the business, results of operations or financial condition of HOLDINGS taken as a whole, except (i) liabilities provided for in HOLDINGS' balance sheet as of March 31, 2002, (ii) liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practices or (iii) banking, accounting, legal and printing fees associated with the Acquisition. As of the Closing, HOLDINGS will have no assets or liabilities except its investment in shares related to the spin-off of Tech Ventures, inc., AssureTec and Biorelease Technologies, as described in Section 4.13 herein.

4.9   Intentionaly Deleted

4.10 Absence of Litigation. Except as set forth in Section 4.10 of the HOLDINGS Disclosure Schedule Reports, there are no material claims, actions, suits or proceedings pending or, to the Knowledge of HOLDINGS, threatened (or to the Knowledge of HOLDINGS, any governmental or regulatory investigation pending or threatened) against HOLDINGS as to which HOLDINGS or any subsidiary has received any written notice or assertion, or any properties or rights of HOLDINGS or any subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. HOLDINGS is not subject to or in violation or default under any outstanding order, injunction or decree.

4.11  Employee Benefit Plans.  HOLDINGS is not a party to any oral or written
(i) contract for the employment of any officer or employee, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of HOLDINGS; or (iii) collective bargaining agreement. Except as listed in Section 4.11 of the HOLDINGS Disclosure Schedule there are no employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA that covers any active, former employee, director or consultant of HOLDINGS, or with respect to which HOLDINGS has or may in the future have liability, (the "HOLDINGS Plans") and the HOLDINGS Plans are in compliance with ERISA. HOLDINGS has provided to ELEMENT 21: (i) correct and complete copies of all documents embodying each HOLDINGS Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such HOLDINGS Plan and any other information requested by ELEMENT 21 regarding the HOLDINGS Plan.

4.12 Labor Matters. (a) There is no litigation pending or, to the Knowledge of HOLDINGS, threatened, between HOLDINGS, its subsidiaries and any of their respective employees. As of the date of this Agreement, HOLDINGS is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by HOLDINGS nor does HOLDINGS know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, HOLDINGS has no Knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of HOLDINGS.

     (b) Except for those listed in Section 4.12 of the HOLDINGS Disclosure there are no employee of HOLDINGS and there are no compensation agreements with any director or officer of HOLDINGS.

     (c) To the Knowledge of HOLDINGS, HOLDINGS is in compliance with all applicable laws regarding employment and employment practices.

     (d) No present or former employee or contracted employee of HOLDINGS has asserted any claim against HOLDINGS and, to the Knowledge of HOLDINGS no basis for any such claim exists.

4.13 Spin-off of Tech Ventures, Inc. Consistent with NASDAQ rules and the filing of a Form 10B17, HOLDINGS will establish a record date for HOLDINGS shareholders who will be eligible to receive stock of Tech, which includes the investments previously held by HOLDINGS in AssureTec, Tech, BTI and other affiliated entities. Make sure all spin-off language is consistent! Shares in Tech will be distributed to those HOLDINGS shareholders in a manner consistent with all applicable securities laws. HOLDINGS will continue to have the responsibility to cooperate in the Tech spin-off after the Closing, and for which $33,333 (the "Spin-off Fee") will be advanced to Dr. Reeves by or on behalf of ELEMENT 21 for the costs relating to the Tech spin-off. Reeves shall diligently complete the Tech spin-off, with the cooperation of HOLDINGS, but without any further cost to HOLDINGS. Are you not going to do Advanced Conductor as outlined in the Information Statement?

4.14 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon HOLDINGS which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of HOLDINGS, any HOLDINGS of property by HOLDINGS or the conduct of business by HOLDINGS as currently conducted.

4.15 Title to Property. HOLDINGS owns no real property. HOLDINGS has good and marketable title to all of its material properties and assets set forth in
Section 4.15 of the HOLDINGS Disclosure Schedule, free and clear of all liens, charges and encumbrances except liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which HOLDINGS lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which HOLDINGS has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of HOLDINGS, are in good operating condition and repair, in all material respects.

4.16 Taxes. (a) Within sixty (60) days following the Closing, HOLDINGS and its current and former affiliated companies will have filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material) and all such returns and reports are complete and correct in all respects, and any requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and HOLDINGS and its subsidiaries have paid all Taxes shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. Except for amounts that may deemed to be owing on advances to employees of AssureTec; each of HOLDINGS and its subsidiaries has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Closing Date, due and payable has become a lien against the property of HOLDINGS or is being asserted against HOLDINGS, (ii) no audit of any material Tax Return of HOLDINGS is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by HOLDINGS or any of its subsidiaries and is currently in effect and (iv) there is no agreement, contract or arrangement to which HOLDINGS is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code.

      (b) No director or officer (or employee responsible for tax matters) of HOLDINGS or its subsidiaries expects any authority to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of HOLDINGS or its subsidiaries, either: (A) claimed or raised by any authority in writing, or (B) as to which the directors and officers (and employees responsible for tax matters) of such corporation has Knowledge based upon personal contact with any agent of such authority. Section 4.16(b) of the HOLDINGS Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns remaining to be filed with respect to each of HOLDINGS and its subsidiaries and with respect to both of them on a consolidated or other basis for all applicable taxable periods ended on or after January 1, 1999. Each of HOLDINGS and its subsidiaries has delivered to ELEMENT 21 correct and complete copies of all filed federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by either HOLDINGS or its subsidiaries since January 1, 1999.

     (c) Neither HOLDINGS nor its subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (d)   The unpaid Taxes of HOLDINGS and its subsidiaries, respectively,
(i) did not, as of January 1, 2002 or the date of the most recent fiscal month-end of HOLDINGS and its subsidiaries, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet for such fiscal month end (rather than in any notes thereto) and
(ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of HOLDINGS or its subsidiaries in filing its Tax Returns.

4.17 Environmental Matters. HOLDINGS (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of HOLDINGS and required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by HOLDINGS (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from HOLDINGS' (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by HOLDINGS (or any of its respective agents) thereunder.

4.18 Intangible Assets. Section 4.18 of the HOLDINGS Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by HOLDINGS in its business as presently conducted, or controlled in whole or in part by HOLDINGS or directly or indirectly owned or controlled in whole or in part by HOLDINGS or any of HOLDINGS' officers, directors or key employees. All such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. The conduct of HOLDINGS' business does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights, of any other party. HOLDINGS has not received any notice of any claim of infringement. Except as disclosed in Section 4.18 of the HOLDINGS Disclosure Schedule, there are no agreements, contracts or obligations under which HOLDINGS is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of HOLDINGS are in such form and of such quality that, following the Closing, HOLDINGS will be able to continue to sell the products heretofore provided by HOLDINGS.

4.19  Intentionally deleted

4.20 Insurance. HOLDINGS does not carry any insurance since it has no employees and has not been an operating company. Prior to the Closing Date, HOLDINGS and ELEMENT 21 shall agree upon appropriate insurance and coverage.

4.21 Directors, Officers and Affiliates. Section 4.21 of the HOLDINGS Disclosure Schedule contains a complete list of the current Board of Directors and executive officers of HOLDINGS and all Persons who are an Affiliate of HOLDINGS.

4.22  Intentionally Deleted.

4.23 Corporate Record Books. The books and records of HOLDINGS are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

4.24 Related Party Transactions. Except as set forth in Section 4.24 of the HOLDINGS Disclosure Schedule, neither any officer nor any director or employee of HOLDINGS, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of HOLDINGS or in any Person from whom or to whom HOLDINGS leases any real or personal property, or in any other Person with whom HOLDINGS is doing business.

4.25 Lack of Disputes. There is currently no dispute, pending or, to the Knowledge of HOLDINGS, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of HOLDINGS.

4.26 Board Approval. The Board of Directors of HOLDINGS has, as of the date hereof, (i) approved this Agreement, the Acquisition and the transactions contemplated hereby and (ii) determined that the Acquisition is in the best interests of the stockholders of HOLDINGS and is on terms that are fair to such stockholders.

4.27 Disclosures. None of the information supplied or to be supplied by HOLDINGS specifically for inclusion or incorporation by reference in any registration statements, prospectuses, reports, schedules or other documents to be filed with the SEC or any other governmental entity and no written disclosure of written statement of fact furnished or to be furnished by HOLDINGS to ELEMENT 21 pursuant to this Agreement or pursuant to ELEMENT 21's due diligence, shall contain any untrue statement of a material fact or omits or will omit to state any item or any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All SEC Filings will comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by HOLDINGS with respect to statements made or incorporated by reference therein based on information supplied by ELEMENT 21 specifically for inclusion or incorporation by reference in any subsequent SEC Filing.

                                  ARTICLE 5
                      CONDUCT PRIOR TO THE CLOSING DATE

5.1 Conduct of Business By ELEMENT 21. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, ELEMENT 21 shall, except to the extent that HOLDINGS shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

In addition, except as permitted by the terms of this Agreement, and except as provided in Section 5.1 of the ELEMENT 21 Disclosure Schedule, without the prior written consent of HOLDINGS, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, ELEMENT 21 shall not do any of the following:

     (a) Grant any severance or termination pay to any officer or employee of ELEMENT 21 except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to HOLDINGS, or adopt any new severance plan;

     (b) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of ELEMENT 21 other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) in the ordinary course of business;

     (c) Make any individual or series of related payments outside of the ordinary course of business in excess of $50,000, other than banking, accounting, legal and printing fees associated with the Acquisition;

     (d) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which ELEMENT 21 is a party or waive, release or assign any material rights or claims there under;

     (e) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

     (f) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

     (g) Agree in writing or otherwise to take any of the actions described in subsections (a) through (f) above.

5.2   Conduct of Business by HOLDINGS.

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, HOLDINGS shall, other than implementing the exchange of HOLDINGS stock and options for AssureTec stock and options held by non-public holders, except to the extent that ELEMENT 21 shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, and pay or perform other material obligations when due and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

     (b) In addition, except as permitted by the terms of this Agreement, without the prior written consent of ELEMENT 21, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, HOLDINGS shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (1) Accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (2) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to ELEMENT 21, or adopt any new severance plan;

          (3) Except as set forth in Section 4.3, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (4) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance delivery and/or sale of shares of HOLDINGS Common Stock pursuant to the exercise of stock options or warrants therefore outstanding as of the date of this Agreement;

          (5) Cause, permit or propose any amendments to its Articles of Incorporation or Bylaws;

          (6) Sell, lease, license, mortgage, encumber or subject to any lien or otherwise dispose of any properties or assets of HOLDINGS;

          (7) Create, incur or assume any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of HOLDINGS;

          (8) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

          (9) Make any individual or series of related payments outside of the ordinary course of business in excess of $10,000, other than banking, accounting, legal and printing fees associated with the Acquisition;

          (10) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which HOLDINGS is a party or waive, release or assign any material rights or claims thereunder;

          (11) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (12) Engage in any action that could reasonably be expected to cause the Acquisition to fail to qualify as a "reorganization" under Section 368(a)(1)(B) of the Code;

          (13) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person;

          (14) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

          (15) Agree in writing or otherwise to take any of the actions described in subsections (1) through (14) above.

                                  ARTICLE 6
                            ADDITIONAL AGREEMENTS

6.1 Filings; Board Recommendations. As promptly as practicable after the date of this Agreement, each of ELEMENT 21 and HOLDINGS will prepare and file any filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or state securities or related laws relating to the Acquisition and the transactions contemplated by this Agreement. Specifically, but not by way of limitation, promptly following the execution and delivery of this Agreement, file one or more Forms 8-K describing the Acquisition of ELEMENT 21 with respect to the transactions contemplated by this Agreement in accordance with all applicable rules and regulations of the Exchange Act. Not less than five (5) Business Days prior to the filing with the SEC, HOLDINGS shall permit ELEMENT 21 and its legal counsel to review the filing and make suggested revisions thereto. Each of ELEMENT 21 and HOLDINGS will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to any Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Acquisition or any Filing. Each of ELEMENT 21 and HOLDINGS will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Filing, ELEMENT 21 or HOLDINGS, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of HOLDINGS, such amendment or supplement.

6.2   Confidentiality; Access to Information.

     (a) Access to ELEMENT 21 Information. ELEMENT 21 will afford HOLDINGS and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of ELEMENT 21 during the period prior to the Closing Date to obtain all information concerning the business of ELEMENT 21 as HOLDINGS may reasonably request. No information or Knowledge obtained by HOLDINGS in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the HOLDINGS.

     (b) Access to HOLDINGS Information. HOLDINGS will afford ELEMENT 21 and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of HOLDINGS during the period prior to the Closing Date to obtain all information concerning the business of HOLDINGS as ELEMENT 21 may reasonably request. No information or Knowledge obtained by ELEMENT 21 in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

     (c) Confidentiality. HOLDINGS AND ELEMENT 21 shall hold, and shall use their best efforts to cause their respective officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law, all documents and information concerning the HOLDINGS or ELEMENT 21, as the case may be, furnished to the other in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of HOLDINGS or ELEMENT 21, or any of their respective Affiliates; or (ii) later lawfully acquired without the breach of any other agreement by HOLDINGS or ELEMENT 21 or their respective officers, directors, partners, financial advisors, counsel and other agents from other sources), and will not release or disclose such information to any other Person, except its officers, directors, prospective lenders, financial advisors, counsel and other agents in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained as hereinbefore provided for a period of two (2) years and, if requested by HOLDINGS or ELEMENT 21, as the case may be, the other(s) will, and will cause its officers, directors, partners, prospective lenders, financial advisors, counsel and other agents to, return to HOLDINGS or ELEMENT 21 all copies of written information furnished by or on behalf of HOLDINGS or ELEMENT 21 to the other(s) or their respective officers, directors, prospective lenders, financial advisors, counsel and other agents.

6.3 Public Disclosure. HOLDINGS and ELEMENT 21 agree that all general notice releases, statements and communications to the general public and the press relating to the transactions contemplated by this Agreement, shall be made only at such time and in such manner as shall be mutually agreed upon by them; provided, however, that any party shall be entitled to make public announcements of the proposed transaction if, in the opinion of its counsel, such announcement is required to comply with any applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange and such party shall to the extent practicable, consult with the other party hereto with respect to such announcement and give reasonable prior notice of its intent to issue such announcement.

6.4   Best Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of HOLDINGS and ELEMENT 21 and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Acquisition, this Agreement or any of the transactions contemplated by this Agreement, use best efforts to ensure that the Acquisition and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Acquisition, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require HOLDINGS or ELEMENT 21 or any subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     (b) ELEMENT 21 shall give prompt notice to HOLDINGS of any representation or warranty made by either contained in this Agreement becoming untrue or inaccurate, or any failure of ELEMENT 21 to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (c) HOLDINGS shall give prompt notice to ELEMENT 21 of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of HOLDINGS to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.5 Third Party Consents. As soon as practicable following the date hereof, HOLDINGS and ELEMENT 21 will each use their commercially reasonable efforts to obtain any consents, waivers and approvals under any of their or their subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, including the consent and stock powers of the ELEMENT 21 SHAREHOLDERS.

6.6 ELEMENT 21 Investment Agreement. Each ELEMENT 21 SHAREHOLDER will deliver or cause to be delivered to HOLDINGS before the Closing, an executed Investment Agreement in substantially the form attached hereto as Schedule D (the "ELEMENT 21 Investment Agreement"), which will be in full force and effect as of the Closing Date. Each Element 21 Investment Agreement shall reflect the nature of the share held under Rule 144 or Rule 701. HOLDINGS will place an appropriate legend on the certificate evidencing HOLDINGS Common Stock to be received by ELEMENT 21 SHAREHOLDERS pursuant to the terms of this Agreement, and will issue appropriate stop transfer instructions to the transfer agent for the HOLDINGS Common Stock, consistent with the terms of the ELEMENT 21 Investment Agreement.

6.7   Intentionally deleted

6.8   Intentionally deleted

6.9   Intentionally deleted

6.710 No Solicitation by HOLDINGS. HOLDINGS shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, agents, attorney, partners, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another Person,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any HOLDINGS Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations or furnish any nonpublic information to any Person other than ELEMENT 21 and their representatives in connection with any HOLDINGS Takeover Proposal. For purposes of this Agreement, "HOLDINGS Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of HOLDINGS and its subsidiaries, taken as a whole, or 10% or more of any class of equity securities of HOLDINGS, any tender offer, exchange offer or other transactions that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of HOLDINGS, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving HOLDINGS or the HOLDINGS capital stock (or any HOLDINGS subsidiary whose business constitutes 50% or more of the net revenues, net income or the assets of HOLDINGS and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

6.811 Bulletin Board Listing. HOLDINGS shall use its best efforts to maintain the listing of its shares of common stockCommon Stock on the NASD OTC Bulletin Board.

6.912     Intentionally deleted

6.1013 Post-Acquisition operations. Following the Closing Date, all bank accounts of holdings shall be amended so that two nominees of ELEMENT 21 shall be the only signatories with authority to engage in transactions for such accounts.

6.1114 Intentionally deleted

6.1315 SHAREHOLDER APPROVAL. ELEMENT 21, acting through its Board of Directors, shall convene and hold a special meeting of its stockholders or otherwise solicit written consents for the purpose of considering and taking action upon this Agreement in accordance with the bylaws of ELEMENT 21.

6.1416 Intentionally deleted

6.1517 Indemnification by TECH. Prior to the Closing, HOLDINGS shall have entered into an agreement with TECH reasonably acceptable to ELEMENT 21 in a form as contained at Schedule I, whereby the subsidiaries agree to indemnify defend and hold harmless HOLDINGS, ELEMENT 21 from and against any and all losses, damages, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), costs, claims, liens or other obligations of any nature whatsoever whether existing or accruing prior or subsequent to the Closing Date, suffered or incurred by the Indemnification Group which, directly or indirectly, arise out of, result from or relate to TECH of its affiliated sponsored companies (the "Indemnification Agreement").

                                  ARTICLE 7
                        CONDITIONS TO THE ACQUISITION

7.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following condition:

     (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition.

7.2 Additional Conditions to Obligations of ELEMENT 21. The obligation of ELEMENT 21 to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by ELEMENT 21:

     (a) Representations and Warranties. Each representation and warranty of HOLDINGS contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on HOLDINGS, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on HOLDINGS as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the HOLDINGS Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). ELEMENT 21 shall have received a certificate in a form consistent with Schedule G with respect to the foregoing signed on behalf of HOLDINGS by an authorized officer of HOLDINGS.

     (b) Agreements and Covenants. HOLDINGS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and ELEMENT 21 shall have received a certificate to such effect signed on behalf of HOLDINGS by an authorized officer of HOLDINGS.

     (c) Material Adverse Effect. No Material Adverse Effect with respect to HOLDINGS shall have occurred since the date of this Agreement.

     (d) SHAREHOLDERS' Signatures. ELEMENT 21 SHAREHOLDERS owning at least 90% of ELEMENT 21's issued and outstanding Common Stock shall sign this Agreement, the Investment Agreement (Schedule D) and the Stockholder Waiver (Schedule B) and shall have presented stock powers and other documents as needed to transfer their ELEMENT 21 stock to HOLDINGS in a manner acceptable to HOLDINGS.

     (e)   Intentionally Deleted

     (f) Quotation on Bulletin Board. The shares of the HOLDINGS Common Stock shall be quoted for trading on the NASD OTC Bulletin Board without restriction or qualification.

     (g) HOLDINGS Liabilities. All HOLDINGS Liabilities shall have been terminated and extinguished in form and substance satisfactory to ELEMENT 21.

     (h) Officer and Directors. HOLDINGS shall have accepted the resignations of all existing officers of HOLDINGS.

     (i) Good Standing Certificate. HOLDINGS shall deliver such certificates and documents of officers of HOLDINGS and public officials as shall be reasonably requested by ELEMENT 21's counsel to establish the existence and good standing of HOLDINGS and the due authorization of this Agreement and the transactions contemplated by this Agreement.

     (j) SEC Reports. All SEC Filings shall have been submitted to the SEC in accordance with the requirements of the Exchange Act (and the rules, regulations and guidance promulgated thereunder), in form and substance satisfactory to ELEMENT 21, and all applicable waiting periods shall have been expired or waived by ELEMENT 21.

     (k) Delivery of the Stock Certificates. The ELEMENT 21 Shareholders shall have received the stock certificates representing up to a maximum 24,452,710 shares of HOLDINGS Common Stock (less provision for unexercised Element 21 Options) at Closing.

     (l) Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to ELEMENT 21, which evidences that the conditions set forth in this Section 7.2 have been satisfied.

     (m) Due Diligence. ELEMENT 21 shall have completed its due diligence examination of the HOLDINGS and shall have become satisfied with the results thereof.

     (n) Secretary's Certificate. HOLDINGS shall have delivered to the ELEMENT 21 a certificate of the Secretary of HOLDINGS, in the form mutually agreed upon by the parties, certifying to the resolutions of the Board of Directors of HOLDINGS authorizing the transactions contemplated hereby and certifying that (i) such resolutions have not been revoked, suspended or amended and remain in full force and effect and (ii) this Agreement has been approved and adopted by all requisite corporate action on the part of HOLDINGS.

     (o) Indemnification Agreement. HOLDINGS shall have entered into the Indemnification Agreement with TECH in a form and substance reasonably satisfactory to ELEMENT 21.
(p)  Intentionally deleted

7.3 Additional Conditions to the Obligations of HOLDINGS. The obligations of HOLDINGS to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by HOLDINGS:

     (a) Representations and Warranties. Each representation and warranty of ELEMENT 21 contained in this Agreement: (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on ELEMENT 21, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on ELEMENT 21 as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the ELEMENT 21 Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). HOLDINGS shall have received a certificate in a form consistent with Schedule H with respect to the foregoing signed on behalf of ELEMENT 21 by authorized officers of ELEMENT 21.

     (b) Agreements and Covenants. ELEMENT 21 shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and HOLDINGS shall have received certificates to such effect signed on behalf of ELEMENT 21 by an authorized officer of ELEMENT 21.

     (c) Material Adverse Effect. No Material Adverse Effect with respect to ELEMENT 21 and its subsidiaries shall have occurred since the date of this Agreement.

     (d) SHAREHOLDERS' Signatures. ELEMENT 21 SHAREHOLDERS owning at least 90% of ELEMENT 21's issued and outstanding Common Stock shall sign this Agreement, the Investment Agreement (Schedule D) and the Stockholder Waiver (Schedule B) and shall have presented stock powers and other documents as needed to transfer their ELEMENT 21 stock to HOLDINGS in a manner acceptable to HOLDINGS.

     (e) Spin-off Costs. ELEMENT 21 shall have delivered to R. Bruce Reeves a check for $33,333 for the costs relating to the spin-off, as described in
Section 4.13 herein.

     (f) Consulting Agreement. ELEMENT 21 shall have approved the Consulting Agreement between HOLDINGS and the Consultant, whereby at Closing, Consultant shall be paid a one-time consulting fee of $120,000 by ELEMENT 21.

     (g) Reimbursements. ELEMENT 21 shall have delivered in cash to HOLDINGS or its assignee $55,684 in reimbursements at or prior to the Closing.

                                  ARTICLE 8
                      TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the requisite approvals of the Boards of Directors of ELEMENT 21 or HOLDINGS:

     (a) by mutual written consent duly authorized by the Boards of Directors of HOLDINGS and ELEMENT 21;

     (b) by either ELEMENT 21 or HOLDINGS if the Acquisition shall not have been consummated by October 4, 2002 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by either ELEMENT 21 or HOLDINGS if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

     (d) by either ELEMENT 21 or HOLDINGS if the required approval of ELEMENT 21's SHAREHOLDERS shall not have been obtained; provided, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to ELEMENT 21 where the failure to obtain such ELEMENT 21 SHAREHOLDER approval shall have been caused by the action or failure to act of ELEMENT 21 and such action or failure to act constitutes a breach by ELEMENT 21 of this Agreement;

     (e) by ELEMENT 21, upon a breach of any representation, warranty, covenant or agreement on the part of HOLDINGS set forth in this Agreement, or if any representation or warranty of HOLDINGS shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in HOLDINGS' representations and warranties or breach by HOLDINGS is curable by HOLDINGS through the exercise of its commercially reasonable efforts, then ELEMENT 21 may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from ELEMENT 21 to HOLDINGS of such breach, provided HOLDINGS continues to exercise commercially reasonable efforts to cure such breach (it being understood that ELEMENT 21 may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by HOLDINGS is cured during such thirty day period); or

     (f) by HOLDINGS, upon a breach of any representation, warranty, covenant or agreement on the part of ELEMENT 21 set forth in this Agreement, or if any representation or warranty of ELEMENT 21 shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in ELEMENT 21's representations and warranties or breach by ELEMENT 21 is curable by ELEMENT 21 through the exercise of its commercially reasonable efforts, then HOLDINGS may not terminate this Agreement under this
Section 8.1(f) for thirty (30) days after delivery of written notice from HOLDINGS to ELEMENT 21 of such breach, provided ELEMENT 21 continue to exercise commercially reasonable efforts to cure such breach (it being understood that HOLDINGS may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by ELEMENT 21 is cured during such thirty day period).

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 8.1, this Agreement shall be of no further force or effect and no party shall have any further liability or obligation to the other parties hereto, except (i) as set forth in this Section 8.2, Section 8.3, and Section 6.2(c), each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated. As used herein, HOLDINGS expenses shall refer to expenses that relate to periods after the date of this Agreement, and any other costs not specifically stated in Section 8.3(b) herein.

     (a) Expenses to be paid by ELEMENT 21. ELEMENT 21 shall pay the following expenses relating to the Acquisition: the legal fees of its securities counsel, all audit costs concerning the pre-closing and post-closing audit of ELEMENT 21, (including the cost of producing any audited or unaudited pro-forma financial statements and/or any audited or unaudited stub financial statements for ELEMENT 21). ELEMENT 21 shall pay for the filing of Form 10KSB due on or before October 14, 2002.

     (b) Expenses to be paid by HOLDINGS. HOLDINGS shall pay the costs related to initiating the following actions: the legal fees of its securities counsel; the cost of an opinion letter by legal counsel regarding present or past litigation; the cost of preparation of board minutes and resolutions of HOLDINGS; cover letter to transfer agent; various letters to NASD, and other regulatory agencies concerning the required advance notices of the transaction; preparing and filing the Form 8-K describing the Acquisition of ELEMENT 21; the cost of completing the spin-off of Tech Ventures, preparing and sending to HOLDINGS' stockholders and others notice of the acquisition of ELEMENT 21.

8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of HOLDINGS and ELEMENT 21.

8.5 Extension; Waiver. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE 9
                               INDEMNIFICATION

9.1   Indemnification.

     (a) HOLDINGS agrees to indemnify, defend and hold harmless ELEMENT 21 and its stockholders on the Closing Date ("Indemnitees") from and against any and all Losses suffered or incurred by the ELEMENT 21 Indemnitees which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of HOLDINGS contained in this Agreement, or (ii) any breach of any covenant or agreement of HOLDINGS contained in this Agreement.


     (b) ELEMENT 21 agrees to indemnify, defend and hold harmless HOLDINGS and its stockholders on the Closing Date ("Indemnitees") from and against any and all Losses suffered or incurred by the HOLDINGS Indemnitees which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of ELEMENT 21 contained in this Agreement, or (ii) any breach of any covenant or agreement of ELEMENT 21 contained in this Agreement.

                                  ARTICLE 10
                              GENERAL PROVISIONS

10.1 Survival of Representations and Warranties. The representations and warranties of HOLDINGS and ELEMENT 21 contained in this Agreement shall survive for a period of two (2) years following the Closing Date.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)   if to HOLDINGS, to:

                         BRL HOLDINGS, INC.
                         200 Perimeter Road
                         Manchester, N.H. 03103
                         Attn: Dr. Bruce Reeves, Ph. D., President &/CEO
                         Telephone: (603) 641-8443
                         Fax: (603) 641-9535

                with a copy to:
                         John Lowy, P.C.
                         645 Fifth Ave., 4th Floor
                         New York, NY 10022
                         Attention: John Lowy
                         Telephone: (212) 371-7799
                         Fax: (212) 371-8527

          (b)   if to ELEMENT 21, to:
                         Tom Sawyer, Esq.
                         316 Main, Suite L
                         Humble, TX 77338
                         Telephone:     281 446-7122
                         Fax: 281 446-7711




10.3 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the ELEMENT 21 Disclosure Schedule and the HOLDINGS Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. No third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement and the parties assume no liability to any third party because of such reliance.

10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation.

10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11 Waiver of Jury Trial. EACH OF HOLDINGS, ELEMENT 21 SHAREHOLDERS AND ELEMENT 21 HEREIN IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF HOLDINGS OR ELEMENT 21 IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.12 Brokers and Finders. The parties have not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finder's fee in connection with the Agreement.

10.13 FURTHER ASSURANCES. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, prior to and after the Closing and without further consideration, the parties shall execute, acknowledge and deliver such other assignments, transfers, consents and other documents and instruments and take such other actions as either Party, or its counsel, may reasonably request in order to complete and perfect the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed individually and or by their duly authorized respective officers this 19th day of September 2002.

                         ELEMENT 21 Golf Company

                         By:  /s/Nataliya Hearn
                             Name: Nataliya Hearn
                             Title: President and CEO


                         BRL HOLDINGS, INC.



                         By:  /s/R. Bruce Reeves
                         Name: R. Bruce Reeves
                         Title: President and CEO

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed individually and or by their duly authorized respective officers this 19th day of September.




                    ___________________________________




                    ___________________________________




                    ___________________________________




                    ___________________________________




                    ___________________________________




                    ___________________________________




                    ___________________________________

Schedule A

                           ELEMENT 21 GOLF COMPANY
                               701 SHAREHOLDERS


          NAME                                                SHARES
          ----                                                ------
Tom Sawyer                                                    950,000
1151 CR 325
Lexington, Texas 78947

Dimitry Sindalovsky                                           900,000
99 Harbour Square, Suite 3106
Toronto, Ontario M5J 2H2
Canada

Randy Renken                                                  900,000
316 Main Street, Suite L
Humble, TX 77338

R. Bruce Reeves                                               600,000
754 Straw Hill
Manchester, NH 03104

John Lowy                                                     225,000
75 First Neck lane
S Hampton, NY 11968

Anna Herbst                                                   5,000
87-10 Clover Place
Holliswood, NY 11423

Andrew McGough                                                15,000
28 Aleadra Way
Basking Ridge, NJ 07920

Kevin McGuire                                                 40,000
148 Robinson Rd
Hudson, NH 03051

TOTAL                                                         3,635,000

                           ELEMENT 21 GOLF COMPANY
                               144 SHAREHOLDERS



Abigail C. Thomason                                           1,327,698
Rt. 2, Box 429
Lexington, Texas 78947

Alex Kennedy                                                  1,327,698
3 Rainbow Creekway
Toronto, Ontario M2K 2T9
Canada

James Carl Yeatman                                  Cert 1    706,118
611 St. Andrews Road                                Cert 2    621,580
Kingwood, Texas 77339

Lenard Goss                                                   1,327,698
719 Moonshine Hill Road
Humble, Texas 77338

Grover Gunn                                                   205,396
5770 Hollister, Suite B
Houston, Texas 77040

Nataliya Hearn                                      Cert 1    1,117,512
3173 Sandwich St. #7                                Cert 2    1,332,488
Windsor, Ontario H3A P7S
Canada

Element 21 Corporation                                        1,327,698
316 Main Street, Suite L
Humble, Texas 77338

Profit Consultants Inc.                                       1,327,698
316 Main Street, Suite L
Humble, Texas 77338

Dimitry Sindalovsky                                           1,327,698
99 Harbour Square, Suite 3106
Toronto, Ontario M5J 2H2
Canada

Jason Enloe                                                   1,327,698
7733 FM1010
Cleveland, Texas 77327

Gerald Enloe                                                  1,475,230
P.O. Box 14391
Humble, Texas 77347

Ilse Biddle                                                   675,000
5959 FM1960 West, #312
Houston, Texas 77069

Paul Whitton                                                  675,000
2415 Shakespeare #3
Houston, Texas 77030

Tom Sawyer                                                    775,000
1151 CR 325
Lexington, Texas 78947

R. Bruce Reeves                                               450,000
754 Straw Hill
Manchester, NH 03104

John Lowy                                                     205,000
75 First Neck lane
S Hampton, NY 11968

Anna Herbst                                                   2,500
87-10 Clover Place
Holliswood, NY 11423

Andrew McGough                                                19,000
28 Alexandria Way
Basking Ridge, NJ 07920

Kevin McGuire                                                 47,500
148 Robinson Rd
Hudson, NH 03051

TOTAL                                                         17,601,210


        Element 21 Golf Company Options (all options are fully vested)


Option Holder               Options exercisable          Options exercisable
                            Immediately                  after March 31, 2003

Dimitry Sindalovsky               325,000                     350,000
99 Harbour Square, Suite 3106
Toronto, Ontario M5J 2H2
Canada

Tom Sawyer                        775,000                        0
1151 CR 325
Lexington, Texas 78947

Randy Renken                      325,000                     350,000
316 Main Street, Suite L
Humble, TX 77338

R. Bruce Reeves                       0                       817,500
754 Straw Hill
Manchester, NH 03104

John Lowy                         223,500                        0
75 First Neck lane
S Hampton, NY 11968

Anna Herbst                       2,500                          0
87-10 Clover Place
Holliswood, NY 11423



Kevin McGuire                     47,500                         0
148 Robinson Rd
Hudson, NH 03051

Total Options outstanding         1,698,500                   1,517,500

SCHEDULE B

                              STOCKHOLDER WAIVER



The undersigned, ______________________________ ("Stockholder"), is the owner or option holder of ____________ shares of Common Stock (the "Shares") of ELEMENT 21. The undersigned Stockholder, in consideration of the receipt of shares of Common Stock of BRL HOLDINGS, INC. ("HOLDINGS") in exchange for the Shares, hereby knowingly forever waives any rights to receive stock dividends and distributions of any spin-off of subsidiaries of HOLDINGS then existing as of the Effective Date of the reorganization between ELEMENT 21 and HOLDINGS. This waiver shall not affect any other distributions of shares or cash other than those resulting directly from the referenced spin off of HOLDINGS subsidiaries.



                         ________________________________________
                         STOCKHOLDER / OPTION HOLDERSIGNATURE


                         ________________________________________
                         STOCKHOLDER / OPTION HOLDER NAME


                         ________________________________________
                         DATE

SCHEDULE C

                        TECHNOLOGY TRANSFER AGREEMENT

                                 By and among

                           ELEMENT 21 GOLF COMPANY
                                    BUYERS

                                     AND

                   DIMITRY SINDALOVISKY and NATALIYA HEARN
                                   SELLERS

                              September 27, 2002




                              TABLE OF CONTENTS
                                                                 Page
                                  ARTICLE 1
                         DEFINITIONS AND CONSTRUCTION

1.1     Definitions of Certain Terms..............................1
1.2     Construction..............................................7

                                  ARTICLE 2
                       PURCHASE AND SALE OF TECHNOLOGY

2.1     Transferred Technology....................................7
2.2     Excluded Technology.......................................8
2.3     Closing...................................................8
2.4     Transfer Documents........................................9
2.5     Purchase Price for the Technology.........................9
2.6     Allocation for the Purchase Price Among Seller............9
2.7     Liabilities Not Assumed by E21............................9
2.8     Prorations of Expenses and Certain Property Taxes.........10
2.9     Transfer Taxes; Recording Fees............................10
2.10    Allocation of Purchase Price Among Technology.............11

                                  ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                                  OF SELLER

3.1     Corporate Matters.........................................11
3.2     Validity of Agreement & Conflict w/ Other Instruments.....12
3.3     Approvals, Licenses and Authorizations....................13
3.4     Title to and Condition of Properties......................13
3.5     Insurance.................................................14
3.6     Contracts and Commitments ................................15
3.7     Financial Statements......................................16
3.8     Trade Vendors.............................................16
3.9     Taxes.....................................................16
3.10    No Violations or Litigation...............................17
3.11    No Adverse Changes or Events..............................18
3.12    Environmental Matters.....................................19
3.13    Condition of Technology...................................19
3.14    Undisclosed Liabilities...................................20
3.15    Warranties and Product Liability..........................20
3.16    Employee Matters..........................................20
3.17    Compliance with Laws......................................20
3.18    Finder's Fees.............................................21
3.19    Absence of Certain Payments...............................21
3.20    Absence of Certain Prohibited Activities..................21
3.21    No Material Misstatements or Omissions....................21
3.22    Securities Law Matters....................................21

                                  ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES
                                   OF E21

4.1     Corporate Matters.........................................23
4.2     Approvals and Authorizations..............................23
4.3     Finder's Fees.............................................23
4.4     Compliance with Securities Laws...........................23

                                  ARTICLE 5
                            ADDITIONAL AGREEMENTS

5.1     Access to Information.....................................23
5.2     Delivery of Corporate Documents; Retention of Records.....24
5.3     Further Assurances........................................24
5.4     Continuity of Business....................................24
5.5     Employee Matters..........................................25
5.6     Information...............................................26
5.7     Compliance................................................26
5.8     Proceeds of Note..........................................27
5.9     Cooperation After Closing.................................27
5.10    Nondisclosure of Proprietary Information..................28
5.11    Warranty Claims...........................................28
5.12    Covenant Not to Compete with the Business.................28
5.13    Environmental Inspection..................................30
5.14    Continuation of Business..................................30

                                  ARTICLE 6
                                E21 CONDITIONS

6.1     Representations, Warranties and Covenants.................30
6.2     Good Standing.............................................30
6.3     Instruments of Transfer...................................31
6.4     No Litigation.............................................31
6.5     Licenses, Consents and Approvals..........................31
6.6     Resolutions...............................................31
6.7     No Adverse Event..........................................31
6.8     Other Legal Matters.......................................31
6.9     Employment and Consulting Arrangements....................31

                                  ARTICLE 7
                             SELLERS' CONDITIONS
7.1     Representations, Warranties and Covenants.................32
7.2     Receipt of Transferred Technology.........................32
7.3     Licenses, Consents and Approvals..........................32
7.4     No Litigation.............................................32
7.5     Registration Rights Agreement.............................32
7.6     Resolutions...............................................32

                                  ARTICLE 8
                               INDEMNIFICATION

8.1     Indemnification by Seller.................................33
8.2     Indemnification by E21....................................34
8.3     Procedure.................................................34
8.4     Payment...................................................36
8.5     Failure to Pay Indemnification............................36
8.6     Subrogation...............................................36
8.7     Adjustment of Liability...................................37
8.8     Independent Indemnities...................................37
8.9     Investigation and Due Diligence...........................37
8.10    Express Negligence........................................37

                                  ARTICLE 9
                     NATURE OF STATEMENTS AND SURVIVAL OF
                    COVENANTS, REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS


                                  ARTICLE 10
                                 TERMINATION

10.1    Events of Termination.....................................38
10.2    Liability Upon Termination................................38
10.3    Notice of Termination.....................................38

                                  ARTICLE 11
                              DISPUTE RESOLUTION

11.1    Negotiation...............................................38
11.2    Arbitration...............................................39

                                  ARTICLE 12
                                MISCELLANEOUS

12.1    Governmental Findings.....................................40
12.2    Access to Information.....................................40
12.3    Public Announcements......................................40
12.4    Other Action..............................................40
12.5    Expenses..................................................40
12.6    Notices...................................................40
12.7    Bulk Transfer Laws........................................42
12.8    Successors; Assignment....................................42
12.9    Entire Agreement..........................................42
12.10   Governing Law.............................................42
12.11   Waiver....................................................42
12.12   Severability..............................................42
12.13   No Third Party Beneficiaries..............................42
12.14   Counterparts..............................................43
12.15   Negotiated Transaction....................................43

                        TECHNOLOGY TRANSFER  AGREEMENT

This Technology Transfer Agreement is made and entered into this 27th day of September, 2002, by and among ELEMENT 21 GOLF COMPANY, a Delaware Corporation ("E21"), and DIMITRY SINDALOVISKY and NATALIYA HEARN ("SELLER").

                                 WITNESSETH:
WHEREAS, Seller desires to transfer to E21 the Technology (as herein defined) and E21 desires to acquire the Technology upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

NOW, THEREFORE, in consideration of the premises, the respective covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows (all capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in Article 1):

                                  ARTICLE 1
                         DEFINITIONS AND CONSTRUCTION

1.1 Definitions of Certain Terms. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings assigned to them in this
Section 1.1 unless the context otherwise indicates, for purposes of this Agreement, The Schedules and Disclosure Schedule:

     "Agreement" means this Technology Transfer Agreement between Seller and E21, as amended from time to time by those parties.

     "Business" means the business of scandium golf club and golf club shaft design and manufacturing only, as it relates to golf clubs generally and other scandium golf merchandise known or unknown, developed or to be developed including all knowledge and information held, owned, licensed, or licensable, patented or patentable of Seller which relates in any manner whatsoever to devices, apparatus' and compositions for making golf clubs, golf shafts or other golf paraphernalia and merchandise.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

     "E21" has the meaning specified in the preamble.

     "E21 Losses" has the meaning given that term in Section 8.1

     "Code" means the Internal Revenue code of 1986, as amended from time to time or similar provisions of legislature replacing the law from time to time.

     "Common StockCommon Stock" means the common stockCommon Stock, no par value per share of E21.

     "Confidential Intformation" means all materials, trade secrets, or other information, including, without limitation, proprietary information and materials (whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret, or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary; materials, trade secrets, or other information which is orally or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp, or legend, shall constitute Confidential Information if the disclosing party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, trade secrets, or other information and referencing the place and date of such oral, visual, or written disclosure and the names of the persons to whom such disclosure was made.

     "Contracts and Other Agreements" means all contracts, agreements, purchase orders, sales orders, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages franchises, licenses, commitments or binding arrangements, whether express or implied, oral or written, to which, with respect to the Business, Seller is a party or bound or to which the Transferred Technology of the Business is subject.

     "Control", as used in the definitions of Affiliate and Subsidiary in this Section 1.1, means the ownership, directly or indirectly of 50% or more of the voting securities of a Person or the possession of the power to direct, or cause the direction of the management and policies of that Person, whether through the ownership of voting stock, by contract or otherwise.

     "Damages" means any and all judgments, claims, causes of action, investigations or audits by Governmental Entities, suits, proceedings, liabilities, losses, damages, demands, assessments, impositions, fines, penalties, obligations, costs, expenses, actual damages (and, only with respect to Third Party Claims, consequential and punitive damages) including in each case, interest, awards, judgments, penalties, settlements, fines, costs of remediation, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including attorneys' fees and expenses and all fees and expenses of consultants and other professionals).

     "Debt Obligations" means any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business).

     "Disclosure Schedule" means the disclosure schedule delivered by Seller to E21 and made part of this Agreement.

     "Election Period" has the meaning given to that term in Section 8.3 (c).

     "Entitlement" has the meaning given that term in Section 2.1(a)(v).

     "Environmental Conditions" means with respect to the Transferred Technology or the Business, (i) any course of conduct or operating practice that existed or commenced prior to the Closing Date with respect to matters governed by or regulated under Environmental Laws and (ii) any pollution, contamination, degradation, damage or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Materials prior to the Closing Date.

     "Environmental Laws" meals all laws of any Governmental Entity relating to (i) the control of any potential pollutant or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and 9iii) exposure to hazardous, toxic or
other substances alleged t be harmful.   "Environmental Laws" shall include,
but not be limited to the Clean Air Act, 42 U.S.C. Secion 7401 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et Seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001,et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq. And CERCLA. The term "Environmental Laws" shall also include all Laws dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any Law.

     "Environmental Liabilities" means any and all damages (including rehabilitation, remedial, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and expenses) incurred or imposed (i) pursuant to any agreement, order, notice or responsibility, directive (including directives embodied in Environmental
Laws), injunction, judgment, or similar documents (including settlements);
(ii) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by that governmental Entity or Person pursuant to common law or statute; or (iii) as a result of Environmental Conditions.

     "Environmental Losses" has the meaning given that term in Section
8.1(g).

     "Environmental Permit" means any permit, license, approval, registration, identification number or other authorization with respect to the Transferred Technology or the Business under any applicable Environmental Law.

     "Equipment" means all machinery, equipment, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, that are used in the Business as operated by Seller.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Technology" has the meaning given that term in Section 2.2.

     "Financial Statements" has the meaning given that term in Section 3.7.

     "Governmental Entity" means any arbitrator, court, administrative or regulatory agency, commission department, board or bureau or body or other government or authority or instrumentality or any entity of Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Materials" means any (i) hazardous substances and (ii) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

     "Indemnitee" means the Person or Persons indemnified or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of
Section 8.1 or Section 8.2, as the case may be.

     "Indemnitor" means the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 8.1 or Section 8.2, as the case may be.

     "Inventories" means all inventories of finished goods, tooling inventory, work in progress and raw materials relating to the Business, wherever situated.

     "Law" means all foreign, federal, state, provincial and local laws, rules, decrees, regulations, ordinances and orders.

     "Licensed Products" means a product which, or the manufacture, use, or sale of which, is covered by a valid claim or any of the Patent Rights in the country where the product is manufactured, used or sold and/or embodies Technology Rights.

      "Lien" means any lien, pledge, claim, charge, security interest, mortgage, deed of trust or other encumbrances, option, defect or other rights of any third Person of any nature whatsoever.

     Listed Proprietary Rights" means all invention disclosures, patents, patent rights, patent applications, trademark (registered and unregistered), trademark registration applications, trade names (including "Element 21"), licenses, service marks (registered and unregistered) service mark registration applications, registered copyrights owned, licensed or used by Seller in the Business.

     "Material Adverse Change" and "Material Adverse Effect" means a single event, occurrence or fact that, together with all other events, occurrences and facts could reasonably be expected to result in a loss to the Business , would have, or might reasonably be expected to have, a material adverse effect on the Technology, business, prospects, operations or condition (financial or otherwise) of the Transferred Technology or the Business.

     "Permitted Liens" means (i) Liens for current taxes and assessments not yet due, (ii) inchoate mechanic and materialmen liens for construction in progress, (iii) inchoate workmen, repairmen, warehousemen and carriers liens arising in the ordinary course of business, (iv) Liens created by E21.

     "Person" means an individual firm, corporation, division, association, partnership, joint venture, limited liability company, organization, business or Governmental Entity.

     "Pre-Closing Obligations" means all obligations of Seller (including indemnification and other contingent obligations), relating to (i) acts, events or omissions by any person or circumstances existing at or prior to the Closing Date, (ii) goods or services provided by or on behalf of Seller or any of their Affiliates or licensees prior to the Closing Date, (iv) any pending litigation or claims made prior to the Closing Date, (v) any Retained Liabilities, (vi) the conduct of the Business, the ownership or operation of the Transferred Technology or any benefit realized by Seller prior to the Closing Date, (vii) Trade Payables and Accrued Liabilities incurred through the Closing Date and (ix) Debt Obligations.

     "Proprietary Information" means collectively (i) Proprietary Rights and
(ii) any and all other information and material proprietary to Seller, owned, possessed or used by Seller, whether or not the information is embodied in writing or other physical form, and which is not generally known the public, that relates to financial and technical information regarding Seller or the Business, including (A) patents and patent application information and (B) sales, financing, pricing and marketing procedures or methods of Seller that relates to specific business matters concerning Seller, including the identity of, or other information, regarding inventors or other personnel.

     "Proprietary Rights" means all Proprietary Rights of any kind (including all utility models, design registrations, inventor's certificates, trade secrets, know-how, technical information and data, (and all goodwill associated therewith), confidentiality agreements and confidential information, copyrightable works, unregistered and common law copyrights, computer software and hardware and all documentation and related rights, and any and all applications, registrations or the like relating to any of the foregoing), and all tangible manifestations of the Business and all technical information relating thereto, whether written, on computer disks, tapes or other storage media or mental impressions, including any and all drawings, blueprints, lists of materials, patterns, molds, records, documents, specifications, diagrams, formulae, product design standards, tools, die, jigs, models, prototypes, product information literature, computer programs, data compilations, project files, test development files, reference lists, notebooks, memoranda, notes, and any other materials that embody, contain, or reflect any of the foregoing, anywhere in the world and owned, licensed or used by any of Seller in connection with the Business.

     "Taxes" means all foreign, federal, state, provincial, local and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, unemployment, disability, social security (or similar), registration, excise, estimated, severance, stamps, occupation, premium, real property, personal property, windfall profits, environmental, alternative or add-on minimum, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever. Together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

     "Tax Returns" means all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

     "Technology" means the business, science and methods of designing and manufacturing scandium aluminum golf club heads and shafts and all knowledge and information held, owned, licensed, or licensable, patented or patentable of Seller which relates in any manner whatsoever to devices, apparatus' and compositions for designing and manufacturing scandium aluminum golf club heads and shafts.

     "Technology Rights" means all technical knowledge and information held, owned or possessed by Seller as of the date of this agreement and thereafter, whether patentable or otherwise, relating to the Business or Technology, which information is necessary or useful for E21 or its sub-licensees to design, develop, manufacture, use and/or sell Technology and Licensed Products hereunder.

     "Third Party Claims" has the meaning given that term in Section 8.3(b)..

     "Trade Payables" means those obligations of Seller relating to the provision of goods and services to Seller, including under all outstanding purchase orders to vendors and suppliers of Seller, for the conduct of the Business in the ordinary course of business of Seller that relate to the Transferred Technology and that are classified as Trade Payables.

     "Transferred Technology" has the meaning given that term in Section
2.1(a).

     "$" means United States dollars.

1.2   Construction

     (a)  Unless expressly stated otherwise, when used in this Agreement,
(i), "including" means "including without limitation", (ii) the words "hereof", "herein" and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular section, subsection, paragraph or provision of this Agreement and (iii) references to Articles, Sections, Schedules and Exhibits refer to the corresponding Articles, Sections, Schedules and Exhibits of this Agreement.

     (b) The headings of the Articles, Sections, Schedules and Exhibits have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provision of this Agreement or affect in any way the meaning of interpretation of this Agreement.

                                  ARTICLE 2
                       PURCHASE AND SALE OF TECHNOLOGY

2.1  Transferred Technology

     (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of E21, as provided herein, and except as otherwise provided in Section 2.2, at the Closing, Seller shall sell, assign, transfer, grant, bargain, deliver and convey to E21 all of Seller's right, title, interest in, to and under the Business and Technology.

     (b) Seller shall use its best efforts to obtain all consents of third parties as are necessary for the assignment of the Transferred Technology. To the extent that any of the Transferred Technology is not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, the Transferred Technology shall be held by Seller and all benefits and obligations derived thereunder shall be for the account of E21; provided, that where entitlement of E21 to that Transferred Technology hereunder is not recognized by any third party, Seller shall, at the request of E21, enforce in a reasonable manner as directed by E21, at the cost of and for the account of E21, any and all rights of Seller against that third party.

     (c)  Schedules 2.1(a)Ii), 2.1(a)(ii), 2.1(a)(iii), 2.19a)(iv) and
2.1 (a)(vii) identify the locations of all of the scheduled Transferred Technology, and Schedule 2.1(c) identifies the locations in which Transferred Technology that are not scheduled are located. Each of the Schedules references in the immediately preceding sentence identifies the specific Seller relating to the scheduled Transferred Technology or the Transferred Technology that are not scheduled, as the case may be. Seller shall for a reasonable period following the Closing Date provide E21 with access to all locations in which the Transferred Technology may be located so as to permit E21 to take physical possession of the Transferred Technology or to arrange for the storage or transfer of the Transferred Technology. Prior to the Closing Date, Seller shall have notified each Person that may have possession of the Transferred Technology at the Closing Date, whether by consignment or otherwise, of the transfer of the Transferred Technology to E21 and shall cause that Person to transfer possession of that Transferred Technology to E21.

2.2 Excluded Technology. Transferred Technology includes technology relating to scandium aluminum golf club heads and shafts only. Except when necessary to fulfill Seller's obligations under this agreement, no other technology of Seller is included in this agreement and no other technology is intended.

2.3  Closing.   Subject to the conditions set forth in this Agreement, the closing shall take place at the offices of Tom Sawyer, Attorney at Law, 316 Main Street, Suite L, Humble, Texas 77338, at 10:00 a.m. at a date and place as the parties hereto shall mutually agree in writing (the 'Closing Date"). Failure to consummate the transactions contemplated hereby on that date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Technology shall pass to E21 at 5:00p.m., Houston, Texas time on the Closing Date.

2.4  Transfer Documents.  At the Closing:
     (a)  Seller shall:

          (i) execute, acknowledge and deliver to E21 all deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance, sale, transfer and assignment and with all required documentary and revenue stamps of applicable Governmental Entities affixed., as shall be required to vest effectively in E21 good and marketable title in and to the Transferred Technology, free and clear of all Liens, except Permitted Liens;

          (ii) deliver to E21 possession of all of the Transferred Technology and all of the documents and other information required to be delivered pursuant to Section 5.2(a).

          (iii) deliver to E21 all documents required to be delivered pursuant to Article 6.

     (b) E21 shall execute and deliver to Seller all documents required to be delivered pursuant to Article 7.

2.5 Purchase Price for the Technology. In consideration of the transfer to E21 of the Transferred Technology and the non-compete agreements in Section 5.12, at the closing E21 agrees to deliver 2,445,210 E21 restricted Common Stock.

2.6 Liabilities Not Assumed by E21. Seller shall pay and discharge in due course all its liabilities, debts and obligations relating to the Transferred Assets or the Business, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including any Tax Liabilities of Seller, including those pertaining to the Transferred Assets or the Business for periods prior to the Closing Date, any Debt Obligations and the liabilities and obligations set forth in clauses (a) through (d) below (collectively, the
"Retained Liabilities").   Without limiting the generality of the foregoing,
the Retained Liabilities shall include the following:

     (a) any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not the transactions are consummated, including Tax Liability so arising.

     (b) any liability or obligation for any and all Taxes of, or pertaining or attributable to, (i) Seller for any period that ends on, before or after the Closing Date or (ii) the Business or the Transferred Technology for any period or portion thereof that ends on or before the closing Date (including any and all Taxes described in clauses (i) and (ii) of this Section 2.7(b) for which the liability is or may be sought to be imposed on E21 under any successor liability, transferee liability or similar provision of any applicable federal, foreign, state or local law (including Section 111.020 of the Texas Tax Code);

     (c) any liability (other than with respect to the Assumed Liabilities) to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction; and

     (d) all other liabilities and obligations arising prior to the Closing and related to the conduct or operation of the Transferred Technology or the Business on or prior to the Closing Date, including the Pre-Closing Obligations.

2.8  Prorations of Expenses and Certain Property Taxes.

     (a) Seller warrants that the Transferred Technology is not, and on the Closing Date will not be subject to or liable for any special assessments or similar types of impositions. If the amount of any general property Tax cannot be ascertained as of the Closing Date, the pro rata determination shall be made on the basis of the preceding year, E21 shall receive a credit against the Purchase Price on the Closing Date for Seller' pro rata portion of the general property Taxes, and, to the extent that the pro rata determination may be inaccurate, Seller and E21 agree to make the payment to the other after the Tax statements have been received as is necessary to allocate the general property Tax properly between Seller and E21 as of the Closing Date.

     (b) Except as otherwise provided in this Agreement, Seller and E21 agree that amounts payable with respect to utility charges and other items of expense attributable to the conduct of the Business shall be prorated as of the Closing Date to the extent charges and expenses cannot be identified as to the party that received the benefits to which the charges and expenses relate. To the extent that those amounts are estimated on the Closing Date and the pro rata determinations are inaccurate, Seller and E21 agree to make a payment to the other after the amounts are correctly computed as is necessary to allocate the charges properly, for any amounts in excess of $1,000, between Seller and E21 as of the Closing Date.

2.9  Transfer Taxes; Recording Fees.

     (a) E21 and Seller acknowledge and agree that the Purchase Price includes any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement and in reliance upon the certificate referred to in Section 2.9(c), Seller hereby agree to indemnify E21 against, and agrees to protect, save and hold E21 harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE 3
                         REPRESENTATION AND WARRANTIES
                                  OF SELLER

Except as otherwise set forth in the section of the Disclosure Schedule that corresponds to the relevant representation or warranty, Seller represent and warrants to E21 as follows in this Article 3:

3.1  Corporate Matters.

     (a) Seller are individuals and residents of Toronto, Ontario, Canada. Seller has all requisite power and authority under all applicable Laws, ordinance and orders of Governmental Entities to own and operate its properties and Technology and to carry on the Business in the manner currently conducted, except where the failure to have that power and authority would not have a Material Adverse Effect. Seller is qualified to transact business, and there is no other jurisdiction in which the nature and extent of the Seller's business or the character of its Technology make qualification necessary, except where the failure to have so qualified would not have a Material Adverse Effect. Each Seller has all requisite authority to enter into this Agreement and to perform its obligations under this Agreement.

     (b) Seller has no corporate affiliations that would prohibit this agreement.

3.2  Validity of Agreement and Conflict with Other Instruments.

     (a) This agreement, and the transactions contemplated hereby, have been duly authorized and approved by both Seller. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding, obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

     (b) The execution, delivery and performance of this Agreement and other agreements and documents to be, and the compliance with the provisions hereof or thereof, by Seller will not, with or without the passage of time or the giving of notice or both

          (i) conflict with, constitute a breach, violation or termination of anyprovision of, or give rise to any right of termination, cancellation or acceleration , or loss of any right or benefit or both, under, any of the Entitlements or Contracts and other agreements relating to the Business.
          (ii) give rise to any preferential or other right of any third party to purchase any material Technology.

          (iii) result in the creation or imposition of any Lien on any of the Transferred Technology, or

          (iv) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any restriction of any kind or character applicable to the Transferred Technology, Seller or any of their respective properties or Technology other than conflicts, breaches, violations, terminations, cancellations, accelerations, increases, creations or impositions that would not materially and adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

3.3  Approvals, Licenses and Authorizations.

     (a) No order, license, consent, waiver, permit, authorization or approval of, or exemption by, or the giving of notice to, or the qualification, registration with, or the taking of any other action in respect of, any Person not a party to this Agreement including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of Seller to authorize their execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including assignment of the Transferred Technology), or to effect the legality, validity, binding effect or enforceability hereof.

     (b) All material licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for Seller to carry on the Business in the places and in the manner currently conducted have been duly obtained and are in full force and effect and are set forth in Section 3.3(b) of the Disclosure Schedule (the "Permits"). No material violations are in existence or have been recorded with respect to the Permits, and no proceeding is pending or, to the knowledge of Seller, threatened with respect to the revocation or limitation of any of the Permits. Except as set forth in Section 3.3(b) of the Disclosure Schedule, Seller has complied with all Laws applicable to the Business, and all rules, regulations and orders respecting the provision of services by Seller, except for violations that would not have a Material Adverse Effect.

3.4  Title to and Condition of Properties.

     (a)  Seller owns no real property.

     (b) Seller owns, or possesses adequate licenses or other rights to sue and all rights to Proprietary Rights. There are no adverse claims or demands of any Person pending, or to the knowledge of Seller, that pertain to any of the Proprietary Information and no potential claims from any Persons for infringement of patents, trademarks or copyrights used in the Business. The Proprietary Information constitutes proprietary rights sufficient to allow E21 to continue to operate the Business as conducted prior to the Closing Date, and there are no other proprietary rights of any kind or nature owned or used by any of Seller (or any of their Affiliates or divisions) that are necessary in connection with the operation of the Business and that are not included in the Proprietary Information. The operation of the Business has not and does not violate or infringe any trade secrets or confidential information, United States or foreign copyrights, trademarks, service marks, or similar rights and, to the knowledge of Seller, any United States or foreign patents, patent applications, utility models, design registrations, or the like. No employees or agents of Seller have entered into any agreement relating to the Business regarding know-how, trade secrets, cession, delegation or assignment of any rights or inventions or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any person other than Seller. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will constitute a breach or default of, violate, or give rise to a right to cancel or terminate any licenses or other agreements of Seller.

3.5  Contracts and Commitments.

     (a)  None of the Transferred Technology is subject to and, except for the Retained Liabilities, Seller, with respect to the Business, is not a party to or bound by:
          (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of US $1,000.00 (other than purchase orders in the ordinary course of business;

          (ii) any agreement, contract or commitment requiring the payment for goods or services actually provided or the provision of goods or services at a price less than Seller' cost of producing the goods or providing the services;

          (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any loan, advance or investment;

          (iv) any Debt Obligation;

          (v)  any management service, employment, consulting or other
similar type   contract or agreement.

          (vi) any agreement, contract or commitment that would limit the freedom of E21 or any Affiliate of E21 following the Closing Date to engage in any line of business, own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Technology or to compete with any Person or to engage in any business or activity in any geographic area.

          (vii) any agreement, lease, contract or commitment or series of related agreements, leases or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of Seller, not cancellable by Seller without penalty to Seller within 30 days;

          (viii) any agreement or contract obligating Seller or that would obligate or require any subsequent owner of the business or any of the Transferred Technology to provide for indemnification or contribution with respect to any matter;

          (ix) any sales, distributorship or similar agreement relating to the products sold or service provided by Seller;

          (x)  any license, royalty or similar agreement

          (xi) any other agreement, contract or commitment that might reasonably be expected to have a Material Adverse Effect; or

          (xii) any agreement pursuant to which consequential or special damages payable by a Seller have not been waived.
     (b)  Seller is not in breach of any provision of, or in default
(nor does Seller have knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute a default) under, the terms of any Contracts and Other Agreements that constitute a part of the Transferred Technology, except for breaches of defaults that would not have a Material Adverse Effect. All of the Contracts and other Agreements that constitute a part of the Transferred Technology are in full force and effect. Seller is not aware of any pending or threatened disputes with respect to any of the Contracts and Other Agreements that constitute part of the Transferred Technology.

     (c) The enforceability of the Contracts and Other Agreements that constitute a part of the Transferred Technology will not be affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and none of the Contracts and other Agreements that constitute a part of the Transferred Technology requires the receipt of a consent or waiver of any Person or Governmental Entity prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

3.7  No Violations or Litigation.

     (a) Seller has not violated, or currently is in violation of, any order of any Governmental Entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to Seller, the Business or to any of Seller properties, Technology, or operations, including the Transferred Technology except any violations that individually or in the aggregate would not have a Material Adverse Effect.

     (b) The consummation of the transactions contemplated hereby will not cause any violation of any order of any Governmental Entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable t Seller, the Business or to any of Seller' properties, Technology or operations, including the Transferred Technology.

     (c) There is no action, suit, claim, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or charge in any zoning or building ordinance pending or, to the knowledge of any of Seller, threatened against or affecting the Business or any of the Transferred Technology, at law or in equity, before or by any Governmental Entity. There is no outstanding order, writ, injunction, decree, judgment or award by any Governmental Entity against or affecting the Transferred Technology or the Business. There have been no lawsuits filed against any of Seller or the Business or the Transferred Technology in the last five years in which the aggregate amount claimed exceeded US $5,000.00 or in which injunctive or equitable relief was sought.

3.8  Intentionally deleted

3.9  Environmental Matters.

     (a) to the knowledge of Seller, no prior owner or operator of the Business or the Transferred Technology has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at any site or facility owned, leased or operated by Seller in connection with the Business except in accordance with all applicable Environmental Laws or except to the extent the same would not have a Material Adverse Effect and would not result in any liability, contingent or otherwise, to E21 or their respective Affiliates.

     (b) Neither of Sellers owns or leases any real property, improvements or related Technology that form apart of the Transferred Technology or the Business and that have been subject to the release of any Hazardous Materials except to the extent that the same would not have a Material Adverse Effect.

     (c) Seller has secured all Environmental Permits necessary to the conduct of the Business, and Seller are in compliance with all of the Environmental Permits.

     (d) Seller has received no notice, nor is aware, of any proposal to amend, revoke or replace any Environmental Permit.

     (e) Seller has not received inquiry or notice, nor are they aware, of any proceedings, claims or lawsuits related to or arising under any Environmental law and related to the Business or the Transferred Technology.

     (f) Seller currently is not operating or required to be operating the Business under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under any Environmental Law.

     (g) To the knowledge of Seller, neither Seller nor any prior owner of the Business have transported, arranged for the transportation of or disposed of any substance in a manner that may lead to claims against E21 for clean-up costs, remedial work, damages to natural resources or for personal injury claims.

3.9 Undisclosed Liabilities. Seller does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise and whether due or to become due, other than liabilities that would have a Material Adverse Effect on the title to the technology covered in this agreement.

3.10 Warranties and Product Liability.

     (a) Except for (i) warranties implied by law and (ii) warranties disclosed Seller has not given or made any warranties in connection with the sale of the Technology or Business to the Closing Date, including the customer's consequential damages. Seller is not aware of any facts or the occurrence of any event forming the basis of any present claim against Seller with respect to warranties relating to products manufactured, sold or distributed by or on behalf of Seller on or prior to the Closing Date.

     (b) To the knowledge of Seller, there is no state of facts or any event forming the basis of any present claim against Seller not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of any of Seller.

3.11 Employee Matters.

     (a) There are no collective bargaining or other labor union agreements to which Seller is party or by which it is bound. To the knowledge of Seller, Seller has not encountered any labor union organizing a activity or had any actual or threatened employee strikes, work stoppages, slowdowns or walkouts.

     (b) Neither Seller nor any entity (whether or not incorporated) that was at any time during the six-year period ending on the Closing Date treated as a single employer together with Seller under Section 414 of the Code has ever maintained, had an obligation to contribute to, or incurred any liability with respect to, a pension plan that is or was subject to Title IV of the ERISA or Section 412 of the Code.

     (c) All group health plans as defined in Section 607 of ERISA that were at any time during the six-year period ending on the Closing Date maintained by or contributed to by Seller have been operated in compliance with Sections 601 and 606 of ERISA and Section 4980 of the Code.

3.12 Compliance with the Laws.

     (a) Seller has complied in all material respects with all Laws applicable to the business and operations of the Transferred Technology or the Business.

3.13 Finder's Fees. Seller has not employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the sale by Seller of any of the Transferred Technology or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay a fee or commission.

3.14 Absence of Certain Payments. Seller has not, and to the knowledge of Seller, no Affiliate, officer, director, agent, employee of, or other person associated with or acting on behalf of Seller has, within the five years immediately preceding the date of this Agreement used any funds of Seller for unlawful contributions or gifts to, or entertainment of government officials or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees or officers of customers from funds of Seller, or established or maintained any unlawful or unrecorded funds.

3.15 Absence of Certain Prohibited Activities. Seller has not conducted the business or operations of the Transferred Technology or the Business, or made any sales in connection therewith, including sales into Cuba, Iraq, Iran, Libya, North Korea or Sudan, in any manner that would violate any applicable Law relating to embargos or boycott matters.

3.16 No Material Misstatements or Omissions. This Agreement, including the Schedules and Disclosure Schedule, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make all of the statements herein no false or misleading.

3.17 Securities law Matters.

     (a) Seller recognizes and understands that the Shares and Warrant to be issued to Seller as provided in this Agreement (the "Securities") will not be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from registration under the Securities Act and the securities laws that are predicated, in part, on the representations, warranties and agreements of Seller contained within.

     (b) Seller represents and warrants that (i) it has knowledge and experience in business, finance, securities and investments, such experience being based on actual participation therein, (ii) it is capable of evaluating the merits and risks of an investment in the Shares and warrant and the suitability thereof as an investment therefore, (iii) it is an experienced and sophisticated investor in investments, including investments similar to that of the Shares and Warrant, (iv) the Shares and Warrant to be acquired by it in connection with the sale of the Transferred Technology will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (v) its jurisdiction of incorporation (in the case of Seller) and domicile in the Bahamas (vi) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of E21 or as to the value of the Common StockCommon Stock,
(vii) it has made investments of a nature similar to the Shares, and, by reason of such investments, and its business and financial experience, has acquired the capacity to protect its interest in investments similar to that of the Shares and (viii) it is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. Each of Seller understands that E21 is not under any obligation t file a registration statement or to take any other action under the securities laws with respect to any such securities, except as set forth in the Registration Rights Agreement referred to in Section 7.5.

     (c) Seller has consulted with its own counsel in regard to the securities laws and is fully aware (i) of the circumstances under which it is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one
year from the date of acquisition of the securities.   Each of Seller has been
advised by its counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Seller acknowledges that E21 is relying upon the truth and accuracy of the representations and warranties in this
Section 3.21(c) by Seller in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

     (d) Seller agrees that the certificates representing the Shares and to be acquired hereunder will be imprinted with the following legend, the terms of which are specifically agreed to:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER THEREOF, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAW SHALL HAVE BECOME EFFECTIVE WITH
 REGARD THERETO, OR (ii) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

                                  ARTICLE 4
                     REPRESENTATINS AND WARRANTIES OF E21

     E21 represents and warrants to Seller as follows:

4.1 Corporate Matters. E21 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. E21 has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and all transactions contemplated hereby, have been duly and approved by all necessary action on the part of E21. No further corporate action is necessary on the part of E21 to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered E21 and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

4.2 Approvals and Authorizations. No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication, or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of E21 to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by E21 and the consummation of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

4.3 Finder's Fees. E21 has not employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale of the Transferred Technology or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay a fee or commission.

                                  ARTICLE 5
                            ADDITIONAL AGREEMENTS

5.1 Access to Information. Until the Closing, Seller will furnish E21 and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Business, commitments and properties of Seller as E21 reasonably shall request from time to time and will afford E21 and its respective employees officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to Seller' officers, books, records, contracts and documents (including Tax Returns filed and those in preparation) and will be given the opportunity to ask questions of, and receive answers from, representatives of Seller with respect to the Business, the Contracts and other Agreements, the Transferred Technology and the other properties of Seller. No investigations by E21 or their respective employees, representatives or agents shall reduce or otherwise affect the obligation or liability of Seller with respect to any representations, warranties, covenants or agreements made in this Agreement or in the Exhibit, Schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. Seller will cooperate with E21 and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

5.2  Delivery of Corporate Documents; Retention of Records.

     (a) Seller shall deliver to E21 all documents and other written information relating to the Transferred Technology, the Assumed Liabilities and the current operations of the Business, including all files relating to the Accounts Receivable and the Trade Payables, computer disks, reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business or entitled to retain the historical books and records relating to the Business to the extent those books and records are not necessary for the ongoing operations of the Business by E21.

     (b) In the event and for so long as any party is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand asserted by a third party (including any Governmental Entity) in connection with (i) any transaction contemplated by this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Business or the Transferred Technology, the other party will to the extent reasonably practicable cooperate with the contesting or defending party and its counsel in the contest or defense, and provide testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (except to the extent the contesting or defending party is entitled to indemnification therefore under Article 7); provided, that nothing herein requires any party to retain any books and records other than in the ordinary course of business; provided further, any party, before destroying any historical books and records that relate in whole or in part to he Business or the Transferred Technology, shall give the other party reasonable notice of its intention to destroy those books and records and an opportunity to make copies thereof at the sole expense of the party destroying those copies. In addition, E21 agrees to provide Seller with reasonable access to any books and records included in the Transferred Technology as may be necessary for the preparation of any Tax returns or financial statements. Notwithstanding the foregoing, information as to which the contesting or defending party may reasonably assert would waive a privilege need not be disclosed.

5.3 Further Assurances. Seller shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to E21 all bills of sale, assignments and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for E21, as shall be necessary to vest in E21 all right, title and interest in and to the Transferred Technology free and clear of all Liens (except Permitted Liens) and shall use commercially reasonable efforts to cause to be taken any other action as E21 reasonably may required to more effectively implement and carry into effect the transactions contemplated by this Agreement.

5.4 Continuity of Business. From the date of this Agreement up to the Closing Date, Seller shall use commercially reasonable efforts to (a) keep in full force and effect all present insurance policies or other comparable insurance coverage, relating to or affecting the Transferred Technology and Assumed Liabilities, (b) use commercially reasonable efforts to maintain the Transferred Technology so as not to cause a Material Adverse Effect, (i) other than Permitted Liens, not create a Lien on any of the Transferred Technology or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Technology to E21 pursuant to this Agreement, (j) take any further actions as E21 reasonably may request to preserve and maintain the Transferred Technology and (k) promptly notify E21 in writing if Seller becomes aware of any change that shall have occurred with respect to the Transferred Technology that would reasonably be expected to have a Material Adverse Effect whether or not occurring in the ordinary course of business.

5.5  Intentionally deleted

5.6 Information. During the period from the date of this Agreement to the Closing Date, E21 and Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against the other party with respect to the transactions contemplated by this Agreement or any Technology or property of Seller.

5.7  Compliance.

     (a)  Seller shall use commercially reasonable efforts to:

          (i) cause all of the obligations imposed upon it in this Agreement to be duly complied with, and all conditions precedent to those obligations to be satisfied; and

          (ii) obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, notations and licenses necessary to the consummation of the transactions contemplated by this Agreement.

     (b) Seller shall cause all Liens on the Transferred Technology to be released as of the Closing Date.

5.8  Intentionally deleted

5.9  Cooperation After Closing.

     (a) Seller and E21 shall cooperate with each other after the Closing hereunder in clearing the title to any of the Transferred Technology of E21 pursuant hereto if Seller's title to any of the property, as the case may be, as of the Closing Date, shall be defective, not marketable or non-assignable. In this connection, Seller shall take all commercially reasonable action, including the furnishing of documents and evidences of title and assistance in the preparation and trial of any necessary litigation, to clear title t that property, all of which shall be at the expense of Seller.

     (b) For the greater of eight years from the Closing Date and any period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, E21 shall permit Seller and their representative reasonable access to the business records and files of Seller that are transferred to E21 in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit in which any of Seller or any of their Affiliates is involved and which is related to the Business or the Transferred Technology, during regular business hours and upon reasonable notice at E21's principal place of business or at any location where the records are stored; provided, however, that (i) any access shall be had or done in a manner so as not to interfere with the normal conduct of the Business, (ii) E21 shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) E21 shall not be required to provide access to any confidential record or records, the disclosure of which would cause E21 or any of their Affiliates to waive any attorney-client privilege or attorney work product privilege, it being understood and agreed that the records delivered by Seller to E21 shall not be deemed to be restricted from Seller pursuant to either clause (ii) or (iii) above.

     (c) For the grater of eight years from the Closing Date and any period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, Seller shall permit E21 and their representatives reasonable access to the general business records and files of Seller in anticipation of, or preparation for, existing or future litigation or any Tax audit in which any of E21 or any of their Affiliates is involved and which is related to the Business or the Transferred Technology, during regular business hours and upon reasonable notice at Seller' principal places of business or at any location where the records are stored; provided, however, that (i) any access shall be had or done n a manner so as not to interfere with the normal conduct of Seller' business, (ii) Seller shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) Seller shall not be required to provide access to any confidential record or records, the disclosure of which would cause Seller or any of their Affiliates to waive an attorney-client privilege or attorney work product privilege.

5.10 Nondisclosure of Proprietary Information.

     (a) From and after the Closing Date, Seller and its respective Affiliates shall hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than E21 any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose. Notwithstanding the foregoing, Seller and its Affiliates may disclose information that is (i) required to be disclosed by applicable tax or securities Laws to the extent, and only to the extent , those Laws require the disclosure and the general text of the disclosure and E21 consent to the disclosure, which consent shall not be withheld or delayed unreasonably, and
(ii) required t be disclosed by final order of a court of competent jurisdiction; provided, that, if any of Seller or its Affiliate is served or threatened with litigation that would require Seller or the Affiliate to disclose that information, Seller or that Affiliate shall tender E21 the opportunity to defend, at their cost, against the disclosure.

     (b) Seller acknowledge that all documents and objects containing or reflecting any Proprietary Information, whether developed by Seller or by someone else for it or any of their Affiliates, will after the Closing Date become the exclusive property of E21 and be delivered to E21.

     (c) Because of the unique nature of the Proprietary Information, Seller understand and agree that the breach or anticipated breach of the obligations of them or their Affiliates under this Section 5.10 will result in immediate and irreparable harm and injury to E21 and its Affiliates, for which they will not have an adequate remedy at law, and that E21 and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin the breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled, without the necessity of posting bond or other security therefore.

5.11 Warranty Claims. With respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of Seller, E21 agrees to assume and pay for any claims to the extent, but only to the extent, that the claims are reflected as Accrued Liabilities on the March 31, 1999
Balance Sheet.   Any claims in excess of that amount shall remain part of the
Retained Liabilities. E21 agrees to provide the necessary services to satisfy any claims made pursuant to warranties of third Persons in connection with products manufactured, sold or distributed or services provided by Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of Seller at a price equal to E21's variable out-of-pocket costs. The foregoing limitations, however, shall not be deemed in any way to limit the right of E21 to seek indemnification from Seller for any E21 Losses in connection with products manufactured, sold or distributed or services provided by Seller prior to the Closing Date to the extent E21 incur a monetary liability to any third Person with respect to those matters or obligated to take any action other than that expressly covered by this
Section 5.11.

5.12 Covenant Not to Compete With the Business.

     (a) Seller agrees that, effective as of the Closing Date and for a period of five years thereafter, no member of the Selling Group or any of their respective current and future Affiliates shall, without written consent of E21, directly or indirectly, alone or with others, conduct, participate in, invest in or engage in any business that competes with the Business anywhere in the world

     (b) Each member of the Selling Group acknowledges that his covenant not to compete is being provided as an inducement to E21 to acquire the Business and the Transferred Technology and that this Section 5.12 contains reasonable limitations as to time, geographical area and scope of activity to be restrained and does not impose a greater restraint than is reasonably necessary to protect the goodwill, technology or other business interests of E21.

     (c)  In addition to the restrictions set forth in paragraph (a) of this
Section 5.12, each member of the Selling Group agrees that, effective as of the Closing Date and for a period of five years thereafter, no member of the Selling Group or any of their respective current or future Affiliates shall, either directly or indirectly, (i) make known to any person, firm or corporation that is engaged in the Business, the names and addresses of any of the customers or agents of the Business or E21 or any of E21's Affiliates or any other information pertaining to such persons, (ii) call on, solicit or sell to, or attempt to call on, solicit or sell to, any of the customers or agents of the Business whether for that member of the Selling Group or for any other person, firm or corporation within any jurisdiction in which E21 or any of their Affiliates is conducting or has conducted the Business, provided, that a general advertisement in the public media shall not constitute a violation of this Section 5.12.

     (d) Each member of the Selling Group further acknowledges that a remedy at law for any breach or attempted breach of this Section 5.12 will be inadequate and further agrees that any breach of this Section 5.12 will result in irreparable harm to the Business; and the member covenants and agrees that neither it nor any of its Affiliates will oppose any demand for specific performance and injunctive and other equitable relief in the case of any beach or attempted breach. Notwithstanding anything in this Agreement to the contrary, E21 may seek enforcement of this covenant not to compete through judicial process without the necessity of posting bond or other security and without the necessity of complying with the provisions of Article 11 regarding resolution of disputes, which shall not apply to this Section 5.12.

     (e) Whenever possible, each provision of this Section 5.12 shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Section 5.12 shall be prohibited or invalid under applicable law, the provision shall be ineffective to the extent of the prohibition of invalidity, without invalidating the remaining provisions of this Section 5.12. If any provision of this Section 5.12 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, the judgment shall not affect, impair or invalidate the remainder of this Section 5.12. but shall be confined in its operation to the provision of Section 5.12 directly involved in the controversy in which the judgment shall have been rendered. If the provisions of this Section 5.12 should ever be deemed to exceed the time or geographic limitations permitted by applicable Laws, the provision shall be reformed to the maximum time or geographic limitations permitted by applicable Law.

5.13 Intentionally deleted

5.14 Continuation of Business. Nothing in this Agreement, in any Schedule hereto or in any agreement, instrument or other document executed or delivered in connection with this Agreement shall require E21 to continue its businesses or operations or to manage and operate the Business with any duty or standard of care to Seller. Seller acknowledges and agrees that E21 in its sole discretion may continue, manage, modify or discontinue its respective operations, liquidate or otherwise change or cease its operations.

                                  ARTICLE 6
                               E21 CONDITIONS

     The obligations of E21 to purchase the Transferred Technology is, at the option of E21, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived (together with any related breach thereof) by E21 in writing.

6.1 Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true, correct and complete on and as of the Closing date with the same force and effect as though those representations had been made or given on and as of the Closing Date, except for those matters due to changes in facts from the date hereof required or permitted by this Agreement. Each and all of the agreements and covenants of Seller to be performed or complied with by Seller on or before the Closing Date pursuant to this Agreement shall have been performed or complied with. Seller shall have delivered to E21 a certificate signed by duly authorized officers, in the case of Seller, dated the Closing Date regarding the matters set forth in Section 6.1.

6.2 Good Standing. Seller shall have delivered to E21 a certificate issued by the appropriate Governmental Entities evidencing the good standing of Seller, as of a date not more than five calendar days prior to the Closing Date in the states, commonwealths or other jurisdictions in which that Seller was organized or qualified to do business as a corporation. To the extent provided for under applicable law, Seller shall also have delivered to E21 certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable state franchise Taxes have been paid.

6.3 Instruments of Transfer. Seller shall have executed, acknowledged and delivered to E21 all bills of sale, assignments and other instruments of transfer, assignment and conveyance, in form and substance mutually agreeable, as shall be necessary to vest in E21 all the right, title and interest in and to the Transferred Technology.

6.4 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in that case prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than E21 or any of their Affiliates seeking to prevent the sale of the Transferred Technology or the Business or asserting that the sale of all or a portion of the Transferred Technology or the Business would be unlawful.

6.5  License, Consents and Approvals.

     (a) Seller shall have delivered to E21 a copy of each of the licenses consents, approvals and other authorizations from Governmental Entities or other third Persons that the lack of which (i) would render legally impermissible the consummation of the transactions contemplated by this Agreement or (ii) would have a Material Adverse Effect, and shall have obtained written consents, approvals, licenses, permits and waivers in form reasonably satisfactory to E21.

     (b) E21 shall have delivered to Seller a copy of the licenses, consents, approvals and other authorizations from Governmental Entities or other third Persons, the lack of which (a) would render legally impermissible the consummation of the transactions contemplated by this Agreement or (b) would have a material Adverse Effect, and shall have obtained written consents, approvals, licenses, permits and waivers in from reasonably satisfactory to Seller.

6.6 No Adverse Event. The Business and the properties of Seller shall not be adversely affected or threatened by any loss or damage to the Transferred Technology (including the Equipment), whether or not covered by insurance and no Material Adverse Change shall have occurred.

6.7 Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the form required by this Agreement.

                                  ARTICLE 7
                             SELLER'S CONDITIONS

     The obligation of Seller to transfer the Transferred Technology as contemplated hereby is, at the option of Seller, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived (together with any related breach thereof) by Seller.

7.1 Representations, Warranties and Covenants. The representations and warranties of E21 contained in this Agreement shall be true, correct and complete on and as of the closing Date with the same force and effect as though those representations and warranties had been made or give on and as of the Closing Date. Each and all of the agreements and covenants of E21 to be performed or complied with by it on or before the closing Date pursuant to this Agreement shall have been performed or complied with. E21 shall have delivered to Seller a certificate signed by one or its duly authorized officers, dated the Closing Date, regarding the matters set forth in this
Section  7.1.

7.2 Receipt of the Transferred Technology. E21 shall have paid the Purchase Price, or delivered the equivalent shares of common stockCommon Stock and executed and delivered to Seller an instrument acknowledging receipt of the Transferred Technology and assumption of the Assumed Liabilities in form and substance mutually agreeable.

7.3 License, Consents and Approvals. E21 shall have delivered to Seller a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for E21 to consummate the transactions contemplated by this Agreement.

7.4 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there by any stature, rule, regulations or executive order promulgated or enacted by any Governmental Entity that, in that case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than Seller or any of their Affiliates seeking to prevent the sale of the Transferred Technology or the Business or asserting that the sale of all or a portion of the Transferred Technology would be unlawful.

7.6  Resolutions.   Seller shall have received copies of resolutions or
minutes of the directors of E21 approving this Agreement and the transactions contemplated hereby, certified by the appropriate officer of E21.

                                  ARTICLE 8
                              INDEMINIFICATION

8.1  Indemnification by Seller.  Except as otherwise limited by this Article
8 and the Article 9, from and after the Closing, Seller shall absolutely and irrevocably indemnify, defend and hold harmless E21 and every Affiliate of E21 and its respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees and assignees (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all damages that arise or result from or relate to the matters described in Sections 8.1 (a) through 8.1(j) (collectively," E21 Losses"); provided, that any claim for indemnity pursuant to Section 8.19a) based upon a breach of a representation or warranty made after the survival limitations set forth in Article 9 shall be void and of no effect, and Seller shall be relieved of any liability in respect thereof, unless written notice of that claim under Section 8.1(a) is provided in reasonable detail by E21 to the Seller within the applicable notice period specified in Article 9:

     (a) any misrepresentation or breach of representation or warranty made by Seller in this Agreement or in any other agreement, certificate, exhibit, schedule, writing or other document furnished or delivered to E21 by Seller in connection with this Agreement;

     (c) E21 Losses arising from, relating to or associated with the breach, violation or default of any Retained Liability.

     (d) any actions taken by E21 to defend against, assume or discharge any debt, liability or obligation of Seller or encumbering or burdening any of the Transferred Technology of any nature whatsoever, whether currently known or unknown.

     (e) any Tax liability of Seller, including Tax liability relating to the Transferred Technology or the Business which is attributable to a Tax period or portion thereof ending on or before the Closing Date;

     (f) E21 Losses for consequential or special damages arising out of any Contract or Other Agreement pursuant to which consequential or special damages have not been waived;

     (g) any and all Environmental Liabilities that may be imposed upon or incurred by E21, arising out of or in connection with (a) the acts or omissions of any Person prior to Closing relating to the Business, the Transferred Technology; (b) any act or omission of Seller relating to the Transferred Technology; or (c) any breach by Seller of a representation or warranty contained in Section 3.12 (collectively, "Environmental Losses");

     (h) E21 Losses arising out of noncompliance with any law regarding bulk transfers in connection with the sale and transfer of the Transferred Technology and the Business to E21;

     (i) any losses or costs of defending against E21 Losses that may be made against E21 by a Person claiming violations of any Laws relating to the employment relationship, including wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, in each case in which E21 Losses arise out of circumstances occurring prior to the Closing Date, including in connection with the transfer of the Transferred Employees or the termination of the Terminated Employees;

     (j) any asset (including capital stock) owned nor or in the past by any of Seller that is not used in the Business and any and all liabilities arising from the ownership, use or operation of that Technology.

8.2 Indemnification by E21. Except as otherwise limited by this Article 8 and Article 9, from and after the Closing E21 shall absolutely and irrevocably indemnify, defend and hold harmless Seller and every Affiliate of Seller and each of their respective employees, agents, consultants, representatives, successors, transferees and assignees (collectively, "E21 Indemnified Parties") from and against and in respect of any and all Damages that arise or result from or relate to the matters described in Sections 8.2(a) through 8.2
(c); provided, that E21 shall not be obligated to indemnify Seller for any matter that also constitutes E21 Losses (collectively, "Sellers Losses"):

     (a) any misrepresentation or breach of any representation or warranty made by E21 or the breach of, or failure to perform by E21 any of its covenants, commitments, agreements or obligations under or contained in this Agreement or any other agreement, certificate, exhibit, schedule, writing or document furnished or delivered to Seller by E21 in connection with this Agreement;

     (b) Sellers Losses arising from, relating to or associated with the breach, violation or default any Assumed Liability; or

     (c) except for the Retained Liabilities, Sellers Losses arising from , relating to or associated with the ownership, use, possession, enjoyment or operation of the Transferred Technology and the Business from and after the Closing Date.

8.3 Procedure. All claims for indemnification under this Article 8 shall be asserted and resolved as follows:

     (a) An Indemnitee, promptly after it becomes aware of facts giving rise to a right of indemnification under this Agreement, shall give the Indemnitor written notice thereof, stating the amount of the Losses, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of the matter. For purposes of this
Section 8.3(a), receipt by a party of written notice of any demand, assertion, claim, action or proceeding (judicial, administrative or otherwise) by or from any Person other than a party to this Agreement that gives rise to Losses on behalf of the party shall constitute the awareness of facts giving rise to a right of indemnification by it under this Agreement and shall require prompt notice of the receipt of such matter as provided in the first sentence of this
Section 8.3(a). Failure to provide the notice shall not affect the right of the Indemnitee to indemnification except to the extent the failure shall have resulted in liability to the Indemnitor that could have been actually avoided had the notice been provided within the required time period or except as provided in Section 8.7.

     (b) If any Indemnitee should have a Loss against any Indemnitor hereunder that does not involve a third party claim asserted against an Indemnitee that could give rise to a right of indemnification under this Agreement ("Third Party Claim"), the Indemnitee shall transmit to the Indemnitor a written not6ice with respect to the Loss. If the Indemnitor does not notify the Indemnitee within 30 calendar days from the receipt of the written notice of Loss that the Indemnitor disputes the Loss, the Loss specified by the Indemnitee in the Claim Notice shall be deemed a liability of the Indemnitor hereunder. If the Indemnitor has timely disputed the Loss as provided above, such dispute shall be resolved by arbitration as set forth in this Agreement.

     (c) If the Indemnitee shall have a Third Party Claim asserted against it, the Indemnitee shall transmit to the Indemnitor written notices of the Loss relating to a Third Party Claim. During the 30 day period following receipt by an Indemnitor of a notice of Loss relating to a Third Party Claim (the "Election Period"), the Indemnitor shall advise the Indemnitee (i) whether the Indemnitor disputes its potential liability t the Indemnitee under this Article 8 with respect to the Third Party Claim or (ii) whether the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against the Third Party Claim.

     (d)  If the Indemnitor notifies the Indemnitee within the Election
Period that the Indemnitor does not dispute its potential liability to the Indemnitee under this Article 8 and that the Indemnitor elects to assume the defense of the Third Party Claim, the Indemnitor shall have the right to defend, at its sole cost and expense the Third Party Clalm by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor in accordance with this Section 8.3(b); provided, that such settlement shall not impose any obligations upon the Indemnitee or deprive the Indemnitee of any rights without its consent. The Indemnitor shall have full control of such defense and proceedings, including, subject to the preceding sentence, any compromise or settlement thereof. The Indemnitee is hereby authorized, (at its sole cost and expense but only f the Indemnitee is actually entitled to indemnification hereunder or if the Indemnitor assumes the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings that he Indemnitee shall deem necessary or appropriate to protect its interest or those of the Indemnitor and not prejudicial to the Indemnitor (it being understood and agreed that if the Indemnitee takes any such action that is prejudicial and conclusively causes a final adjudication adverse to the Indemnitor, the Indemnitor shall be relieved of its obligations hereunder with respect to he
Third Party Claim to the extent so adjudicated).   If requested by the
Indemnitor, the Indemnitee agrees, at he sole cost and expense of the Indemnitor, to cooperate with the Indemnitor and its counsel In contesting any Third Party Claims, including by making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. The Indemnitee shall have the right to participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnitor pursuant to this Section 8.3(b), and shall bear its own costs and expenses with respect to any such participation.

     (e) If an Indemnitor fails to notify an Indemnitee within the Election Period that the Indemnitor elects to defend the Indemnitee pursuant to this
Section 8.3(b), of if the Indemnitor elects to defend the Indemnitee pursuant to Section 8.3 (c) but fails to diligently and promptly prosecute or settle the Third Party Claim, the Indemnitee shall have the right but not theobligation to defend, at he sole cost and expense of the Indemnifying party (but only of the Indemnitee actually is entitled to indemnification hereunder or if the Indemnitor assumes the defense with respect to the Third Party Claim), the Third Party Claim by such proceedings deemed reasonably appropriate by the Indemnitee and its counsel. The Indemnitee shall have full control of such defense and proceedings, including any compromise or settlement of the Third Party Claim; provided, that if the Indemnitor agrees to indemnify the Indemnitee under this Article 8, the Indemnitee shall not enter into any compromise or settlement of such Third Party Claim without the Indemnitor's consent, which shall not be unreasonably withheld or delayed. If requested by the Indemnitee, the Indemnitor shall, at the sole cost and expense of the Indemnitor, cooperate with the Indemnitee and its counsel in contesting any Third Party Claim that the Indemnitee is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. Notwithstanding the foregoing in this
Section 8.3(e), if the Indemnitor has delivered a written notice to the Indemnitee to the effect that the Indemnitor disputes its potential liability to the Indemnitee under this Article 8 and if such dispute is resolved in favor of the Indemnitor pursuant to Article 11, the Indemnitor shall not be required to bear the costs and expenses of the Indemnitee's defense pursuant to this Article 8 or of the Indemnitor's participation therein at the Indemnitee's request, and the Indemnitee shall reimburse the Indemnitor in full for all reasonable costs and expenses of the Indemnitor in connection wit the Third Party Claims, excluding, however, any litigation with respect to its indemnity obligation hereunder. They shall have the right to participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to this Section 8.3(b), and the Indemnitor shall bear its own costs and expenses with respect to any such participation.

     (f) With respect to any E21 Loss for which Seller are required to indemnify and defend E21 pursuant to the terms of this Agreement and that requires any removal, remedial, response, clean-up or other corrective action ("Remedial Action") to address conditions that cause, contribute to or are associated with E21 Loss, Seller may elect to implement and complete the Remedial Action, in which case Seller shall not be required to achieve cleanup standards that are more stringent than those required under Environmental Laws existing as of the closing Date. Seller shall endeavor to plan, design, implement and perform the Remedial Action without undue delay and in a manner consistent with the operations and requirements of the Business. Seller shall proved E21 with copies of all reports, plans and correspondence submitted to any Governmental Entity with respect to the Remedial Action.

8.4 Payment. Payment of all amounts owing by an Indemnitor as a result of a Third Party Claim shall be made within five business days after the earlier of
(i) the settlement of the Third Party Claim and (ii) the expiration of the period of appeal of a final adjudication of the Third Party Claim. Payments of all amounts still owing by an Indemnitor other than as a result of a Third Party Claim shall be made within five business days after the later of (i) 30 days after the expiration of the Election Period or (ii) if contested through dispute resolutions proceedings, the expiration of the period for appeal of a final adjudication of the Indemnitor's liability to the Indemnitee under this Agreement. Notwithstanding the foregoing, if the Indemnitor has not contested its indemnity obligations hereunder and has not elected to assume the defense of a Third Party Claim, the Indemnitor shall reimburse (promptly after the receipt of each invoice therefor) the Indemnitee for the reasonable costs and expenses incurred by the Indemnitee in contesting the Third Party Claim together with reasonable support for such expenditures.

8.5 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 8 and the Indemnitor shall refuse of fail to pay in full within the time period specified in Section 8.4 the amounts demanded pursuant hereto and in accordance herewith, the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses including the right to offset such amounts against any principal or interest due under the Note. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

8.6 Subrogation. If the Indemnitee is one of E21 Indemnified Parties and the Indemnitee has a right against a Person other than one of E21 Indemnified Parties) with respect to any Damages or other amounts paid to the Indemnitee by E21, then E21 shall, to the extent of that payment, be subrogated to the right of such Indemnitee. If the Indemnitee has a right agains a Person (other than one of the other Seller Indemnified Parties) with respect to any damages or other amounts paid to the Indemnitee by Seller, the Sellers shall, to the extent of such payment, be subrogated to the right of such Indemnities.

8.7 Adjustment of Liability. In determining the amount of any Loss for which any party is entitled to indemnification under this Article 8, the gross amount thereof (a) will be reduced by any insurance proceeds realized or to be realized by such party, and such correlative insurance benefit of such claim and (b) will be increased by (i) to the extent such payment is based on amounts paid by the Indemnitor, interest on such amount at the rate quoted from time to time on London Interbank Market for 30 day borrowings, plus 1 1/2 % from the date such payment is made until payment is made as required hereunder and (ii) to the extent such payment is based on Losses incurred by the Indemnitee, interest on such amount at the rate quoted from time to time on the London Interbank Market for 30 day borrowings, plus 1 1/2 % from the date of the Loss until payment is made as required hereunder.

8.8 Independent Indemnities. The parties acknowledge and agree that each of the indemnities under Section 8.1(a) through 8.1(j) and 8.2(a) through 8.2(c) may be relied upon independently.

8.9 Investigation and Due Diligence. No investigation, examination, audit, inspection or other due diligence prior to the Closing shall affect any party's rights to indemnify pursuant to this Agreement; provided, that the foregoing is not intended to affect the representations, warranties and other agreements as modified by the Disclosure Schedule.

8.10 Express Negligence. THE FOREGOING INDEMNITIES SET FORTH IN THIS ARTICLE 8 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORD WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

                                  ARTICLE 9
               NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                 REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     The several representations and warranties of the parties to this Agreement shall survive the Closing Date and shall remain in full force and effect for a period of four years following the Closing Date; provided however, the representations and warranties set forth in Article 3 shall survive without limitation (the period during which the representations and warranties shall survive being referred to herein with respect to those representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 8 may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with
Article 7 within the Survival Period with respect to that matter. All covenants and agreements contained herein shall survive without limitation. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of that indemnification notwithstanding that the claim may not be resolved within the Survival Period.

                                  ARTICLE 10
                                 TERMINATION

10.1 Events of Termination.   The obligations to close the transactions
contemplated by this Agreement may be terminated by:

     (a)  mutual agreement of E21 and Seller;

     (b) E21, if a material default shall be made by Seller in the observance or in the due and timely performance by Seller of any agreements and covenants of Seller herein contained or if there shall have been a breach by Seller of any of the warranties and representations of Seller herein contained, and the default or breach has not been cured or has not been waived within 30 days of written notice;

     (c) E21, upon written notice to Seller, if there shall have occurred a Material Adverse Change subsequent to the date of this Agreement.

     (d) Seller, if a material default shall be made by E21 in the observance or in the due and timely performance by E21 of any agreements and covenants of E21 herein contained, or if there shall have been a breach by E21 of any of the warranties and representations of E21 herein contained, and the default or breach has not been cured or has not been waived within 30 days of written notice thereof.

10.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of this
Article 10, then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of Seller or E21 except and to the extent the termination results from the willful breach by a party of any of its representations, warranties or agreements.

10.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article 10 only by delivering written notice to that effect to the other party, provided, however, that the notice must be received on or before the Closing Date.

                                  ARTICLE 11
                              DISPUTE RESOLUTION

11.1 Negotiation. Except for disputes, controversies or claims arising under or relating to he matters in Sections 5.10 and 5.12, which disputes shall be resolved pursuant to Sections 5.10 and 5.12, respectively, the parties to this Agreement shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between their respective executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within five days after the date that the notice is deemed to have been delivered, executives of the disputing parties shall agree upon a mutually acceptable time and place to meet and shall meet at that time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of those meetings shall take place within 30 days after the date that the notice referred to above has been delivered. If a disputing party intends to be accompanied at a negotiation meeting by an attorney, that disputing party shall give the other parties at least three business days notice of that intention, and the other parties may also be accompanied by an attorney. If the matter has not been resolved within 60 days of the disputing party's notice or if the parties fail to agree on a time and place for an initial meeting within five days of delivery of that notice, any party may initiate arbitration of the dispute, controversy or claim as provided in Section 11.2. In addition, if one party has requested the other party to participate in a non-binding procedure and the other party has failed to participate, the requesting party may initiate arbitration pursuant to Section 11.2 prior to he expiration of the 60 days.

11.2 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, which cannot be resolved by negotiation as provided in Section 11.1, shall be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association (the "Rules") by an arbitral tribunal (the "Tribunal") comprising of one arbitrator appointed by each party and a third arbitrator appointed by the two arbitrators appointed by the parties. The third arbitrator shall act as the presiding arbitrator (the "Chairman"). A decision of the majority of the arbitrators shall be binding.

     (a) Location. Unless the parties shall otherwise agree in writing, the arbitration shall be held in Houston, Texas.

     (b) Time Limitation. Any arbitration proceeding hereunder must be instituted within one year after the controversy or claim arises. Failure to institute an arbitration proceeding within the one year period shall constitute an absolute bar to the institution of any proceedings respecting the controversy or claim, and a waiver thereof. The arbitration proceeding shall be conducted and concluded as soon as reasonably practicable, based upon the schedule established by the Tribunal, but in any event the decision of the Tribunal shall be rendered within 120 days following the selection of the Chairman. The parties desire that any dispute, controversy or claim be resolved quickly and at the lowest possible cost, and the Tribunal shall act in a manner consistent with these intentions, including limiting discovery only to that which is absolutely necessary to enable the Tribunal to render a fair decision that reflects the parties intent set forth in this Agreement.

     (c) Interpretation. The Tribunal shall interpret this Agreement in accordance with the Laws stipulated in Section 12.10 and the construction stipulated in Section 1.2. The procedural law of the forum shall be applied with respect to matters not covered by the Rules. All statutes of limitation that otherwise would be applicable shall apply to the arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information, including any protection afforded the work product of any attorney, that otherwise could be claimed by any party shall be available to and may be claimed by that party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement.

     (d) Binding Nature of Arbitration. The decision of the Tribunal pursuant to this Article 11 shall be final and binding on the parties to this Agreement and shall be enforceable in accordance with The New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). The parties agree to submit to the jurisdiction of any court within the jurisdiction in which the party against whom enforcement is sought has property or Technology for purposes of the enforcement of any award, order of judgment.

     (e) Written Decision and, Awards. Any award or damages pursuant to the arbitration shall be included in a written decision signed by the arbitrator (or a majority of the arbitrators) which shall state the reasons upon which the award was based, including all the elements involved in the calculation of any award of damages. The award of damages shall not include punitive, special, exemplary or consequential damages, including loss of profits or lost business opportunity, or any damages other than or in addition to actual damages, but may include interest from the date of the award. Any monetary award shall be in United States dollars free of any tax or other deduction and shall include interest from the date of any breach or other violation of this Agreement to the date paid in full at a floating rate of interest equal to the prime rate of interest in effect at JP Morgan Chase Bank, N.A.., New York, United States of America, from time to time.

     (f) Injunctive or Preliminary Relief. Not withstanding any provision of this Agreement, either party shall have the right, at any time after commencement of any arbitration proceeding hereunder and prior to the rendering of any award, order or judgment thereunder, to apply to the Tribunal or to any court of competent jurisdiction for injunctive or preliminary relief. No application for injunctive or preliminary relief shall be construed to infringe upon this arbitration agreement or affect the powers of the Tribunal.

                                  ARTICLE 12
                                MISCELLANEOUS

12.1 Governmental Filings. As promptly as practical, after the execution of this Agreement, E21 and Seller shall, in cooperation with the other, file any reports or notifications that may be required to be filed by them under applicable law and shall furnish to the other all information in their possession as may be necessary for the completion of the reports or notifications to be filed by the other.

12.2 Access to Information. Prior to the Closing, E21 may make an investigation of the business and properties of Seller as E21 may desire and, upon reasonable notice, Seller shall give tot he E21 and their counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to Closing, to the property, books, commitments, agreements, records, files and personnel of Seller, and Seller shall furnish E21 during that period all copies of documents and information concerning Seller as E21 may reasonably request, subject to all applicable law. E21 shall hold, and shall cause their counsel, accountants and other agents and representative to hold, that information and those documents in confidence.

12.3 Public Announcements. Subject to applicable securities law or stock exchange requirements, neither E21 nor the Seller shall, without the prior approval of the other party hereto, issue, or permit any of their respective partner, directors, officers, employees, agents or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby.

12.4 Other Action. Each of the parties shall use its best efforts to cause the fulfillment at the earliest practical date but, in any event, prior to the Closing Date of all of the conditions to their respective obligations to consummate the transactions under this Agreement.

12.5 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by that party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including the fees and disbursements of legal counsel, accountants and consultants employed by that party in connection with the transactions contemplated by this Agreement.

12.6 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by an internationally recognized overnight delivery service with proof of delivery or by prepaid registered or certified United States first class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile transmission or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:


     If to Seller to:

     Dimitry Sindalovsky
     99 Harbor Square, Suite 3106
     Toronto, Ontario M5J 1B5
     Canada

     Copies to:

     Nataliya Hearn
     3173 Sandwich St.  #7
     Windsor, Ontario, H3A P7S
     Canada

     If to Element 21 Golf Company:

     Tom Sawyer, Esq.
     316 Main Street, Suite L
     Humble, Texas 77338
     Facsimile:     281-446-7711
     Confirm:  281-446-7122

or to any other address or facsimile number and to the attention of that other Person(s) as either party may from time to time designate by written notice. Any notice mailed shall be deemed to have been given and received on the third business day following the day of mailing.

12.7 Bulk Transfer Laws. Seller agrees with E21 that the provisions of any Laws of any state or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

12.8 Successors; Assignment. This Agreement shall inure to the benefit of and be binding upon E21 and Seller and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party hereto.

12.9 Entire Agreement. This agreement, the Exhibits and Schedules hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supercede all prior representations, endorsements, premises, agreements, memoranda, communications, negotiations, discussions, understandings and arrangements, whether oral, written, or inferred, between the parties relating to the subject matter hereof, including the Letter of Intent. This Agreement may not be modified, amended, rescinded, cancelled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

12.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles.

12.11 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

12.13 No Third Party Beneficiaries. Any Agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and those agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

12.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.15 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


               SELLER:

               /s/ Dimitry Sindalovsky


               /s/ Nataliya Hearn


               ELEMENT 21 GOLF COMPANY (BUYER)

               /s/ Gerald Enloe
               Chairman

SCHEDULE D

                              INVESTMENT LETTER

                              October 3rd, 2002

BRL Holdings, Inc.
200 Perimeter Road
Manchester, NH  03103
Attn: Bruce Reeves, CEO

Dear Mr. Reeves:

     In connection with the acquisition by BRL HOLDINGS, INC. ("HOLDINGS") of all of the issued shares of Common Stock of Element 21 Golf Company ("ELEMENT 21"), I hereby agree to exchange my ______ shares of Common Stock of ELEMENT 21 for ______ shares of restricted Common Stock (the "Shares") of HOLDINGS.

     1. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants as follows:

          (a) The undersigned (i) is over the age of 21 (if an individual); (ii) has adequate means of providing for the undersigned's current needs and possible contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Company; (iii) can bear the economic risk of losing the undersigned's entire investment therein; (iv) has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the relative risks and merits of this investment; (v) understands the speculative nature and uncertainty of the Company's business; (vi) not only can the undersigned bear the economic risk, but understands that the undersigned can lose his entire investment; and (vii) has carefully reviewed the definition of "Accredited Investor" attached hereto, and is an Accredited Investor.

          (b) The undersigned acknowledges that the securities offered herein have not been and are not being registered under the Act and that the certificates received by the undersigned will bear a legend indicating that transfer of these securities is restricted by reason of the fact that the said securities have not been so registered.

          (c) The undersigned represents that these shares are being acquired for his, her or its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such shares (or underlying securities) for any particular event or circumstances, except for selling, transferring or disposing of said shares in full compliance with all applicable provisions of the Act and the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder. The undersigned further understands and agrees that such shares may be sold only if they are subsequently registered under the Act or an exemption from such registration is available, and that any routine sales of securities made in reliance upon Rule 144 can be made only after the holding period specified in that Rule, and only in the amounts set forth in and pursuant to the other terms and conditions of that Rule. The undersigned understands that a stop order will be placed on the book and records of the transfer agent regarding the shares.

          (d) The address set forth below is the undersigned's (if an individual) true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction prior to the date on which payment in full for the Shares will be made. If the undersigned is a partnership, corporation or other entity, such address is such entity's principal place of business.

          (e) The undersigned's execution and delivery of this Agreement has been duly authorized by all necessary legal action. If the undersigned is a corporation or partnership, the undersigned is a duly organized and validly existing legal entity under the laws of its state of organization.

          (f) The undersigned has been afforded the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and the business of the Company and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information contained herein; the undersigned desires no more information;

          (g) There are substantial restrictions on the transferability of the Shares. Each of the certificates representing securities acquired by the undersigned pursuant hereto will bear in substance the following legend:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold or transferred in the absence of an effective Registration Statement under that Act without an opinion of counsel satisfactory to the Company that such Registration is not required."

     The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the closing date of the Exchange (the "Closing Date"). If, in any respect, such representations and warranties shall not be true and accurate prior to the Closing Date, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor, if any.

     2. Validity of Shares. The Company represents and warrant to the undersigned that upon the issuance of the Shares pursuant to the terms of this Agreement, the Shares will be duly authorized, validly issued and fully paid, and the undersigned will receive good and valid title to such Shares free and clear of any pledges, security interests, liens, charges or encumbrance of any kind (other than the restrictions on transfer set forth in this Agreement or under applicable securities laws).

     3. Transferability. The undersigned will not transfer or assign this Agreement, or any interest of the undersigned herein, and the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with the provisions of this Agreement, the Act and Regulations thereunder and applicable state securities laws.

     4. Revocation. The undersigned will not cancel, terminate or revoke this Agreement or any agreement made by the undersigned hereunder and this Agreement shall survive the death or disability of the undersigned.

     5.   Miscellaneous

          (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the address set forth below and to the Company at the address first set forth above.

          (b) This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

          (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will be considered one and the same agreement.

                         SUBSCRIPTION SIGNATURE PAGE

Number of
Shares to be Issued______

(Print) Name


First                         Middle                  Last

Residential Address
          Street or      City                State     Zip
                         P.O. Box No.
Address for Notices
          Street or      City                State     Zip
                         P.O. Box No.
If Subscriber
is an entity:       Form of Entity_____________________________
                    (i.e., corporation, partnership, etc.)

                    Laws Under which Entity is formed

                    Principal jurisdiction in which business is conducted____________________________Social Security or
Tax Identification Number

After reviewing the definition of "Accredited Investor" contained on the next two pages, is the undersigned an Accredited Investor?
                    Yes __________      No __________

If the answer is yes, which subsection(s) of that definition are being relied upon? ____________________________.

Date _________________             Signature_________________________________
                                     (If signing as officer or
                                      partner, please give title)
Accepted:

     ____________________


By:  ______________________________         Dated:_______________

                      DEFINITION OF ACCREDITED INVESTOR

                               SEC RULE 501(a)


Sec. 230.501   Definitions and terms used in Regulation D.

          As used in Regulation D, the following terms shall have the meaning indicated:

     (a) Accredited Investor. "Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

          (1) Any bank as defined in Section 3(a(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if investment decisions are made by a plan fiduciary which is a bank, savings and loan association, insurance company, or registered investment adviser and the plan establishes fiduciary principles the same or similar to those contained in sections 404-407 of Title I of the Employee Retirement Income Security Act of 1974, employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (2)  Any private business development company as defined in
Section 202(a)(22) of the Investment Advisors Act of 1940;

          (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issue;

          (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

          (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ?230.506(b)(2)(ii); and

          (8) Any entity in which all of the equity owners are accredited investors.

Schedule E

Element 21 Disclosure Statement

Section 3.1 Assets & Businesses
Acquired technology set forth in Schedule C

Section 3.17 Intangible Assets
Technology rights as described in Schedule C

Section 3.18 Agreements, Contracts and Commitments
Compensation and consulting agreements between Element 21 and seven(7)Option holders and one stockholder contained at Schedule A.

Section 3.20 Directors and Officers

Gerald Enloe             Director & Chairman

Nataliya Hearn           President & Director

Jim Morin                Vice President, Secretary
                         Treasurer, Director

Schedule F
Holdings Disclosure Statement

Section 4.16 (b) Tax returns to be Filed
No tax returns have been filed for the referenced periods.

Section 4.18 Intangible Assets
None

Section 4.21 Directors and Officers

Richard Schubert               Chairman, Board of Directors

R. Bruce Reeves                 President, Principal Financial Officer

Kevin T. McGuire             Treasurer

Richard Whitney           Director

Schedule G
Holdings Certification

I hereby certify on behalf of Holdings that each of the representation and warranty of HOLDINGS contained in this Agreement (i) is true and correct as of the date of this Agreement and (ii) and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations are true and correct except as does not constitute a Material Adverse Effect as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties,
(i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the HOLDINGS Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).


_________________________

R. Bruce Reeves
President & CEO

Schedule H
Element 21 Certification

I hereby certify on behalf of Element 21 that each of the representation and warranty of Element 21 contained in this Agreement (i) is true and correct as of the date of this Agreement and (ii) and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations are true and correct except as does not constitute a Material Adverse Effect as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties,
(i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Element 21 Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).


_________________________

Nataliya Hearn
President & CEO

Schedule I

                      ASSIGNMENT AND INDEMNITY AGREEMENT

Whereas BRL Holdings ("HOLDINGS") desires to assign the assets contained on
Exhibit 1 (attached) to its wholly owned subsidiary Tech Ventures, Inc.("TECH")in exchange for TECH assuming all liabilities associated with such transferred assets, such liabilities also contained on Exhibit 1.

Therefore, the assets so designated on Exhibit 1 are hereby transferred to TECH in exchange for TECH's assumption of the liabilities on Exhibit 1 effective this 30th day of June, 2002. Further, TECH agrees to indemnify HOLDINGS from any current or subsequent claims arising from its ownership of such assets after the effective date of this Agreement (June 30, 2002).

HOLDINGS and TECH each represents to the other that all actions to be taken and described in this Assignment and Indemnity Agreement have been authorized by their respective Boards of Directors and that each signatory to this Assignment and Indemnity Agreement is authorized to execute on behalf of each respective party.

Agreed to as of June 30, 2002


/s/ R. Bruce Reeves                     /s/ R. Bruce Reeves

By R. Bruce Reeves (CEO)                by  R. Bruce Reeves (Chairman)
BRL Holdings, Inc.                      Tech Ventures, Inc.

Exhibit 1  Schedule of transferred assets and liabilities

Transferred Assets of HOLDINGS to TECH
--------------------------------------
100% of the stock owned at June 30, 2002 by HOLDINGS in Advanced Conductor Technologies

100% of the stock owned at June 30, 2002 by HOLDINGS in AssureTec Systems, Inc.

100% of the stock owned at June 30, 2002 by HOLDINGS in Biorelease Technologies, Inc.

100% of the stock owned at June 30, 2002 by HOLDINGS in IJAM Enterprises, Inc.

Cash and Receivables and other assets totaling $128,924

Assumed Liabilities of HOLDINGS by TECH
---------------------------------------
Accounts payable equal to $13,792

Accrued liabilities equal to $5,000

Loan payable to affiliate equal to $20,687